As filed with the Securities and Exchange Commission on February 22, 2023

Registration No. 333-

333-                 -01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Phillips 66 Company

Phillips 66

(Exact name of registrant as specified in its charter)

Delaware	2911	37-1652702
Delaware	2911	45-3779385
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Numbers)	(I.R.S. Employer Identification Number)

2331 CityWest Blvd.

Houston, Texas 77042

(832) 765-3010

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vanessa Allen Sutherland

Executive Vice President, Government Affairs, General Counsel and Corporate Secretary

2331 CityWest Blvd.

Houston, Texas 77042

(832) 765-3010

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William S. Anderson

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2770

(713) 221-1122

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated February 22, 2023

PROSPECTUS

Phillips 66 Company

Offers to Exchange

up to $276,764,000 aggregate principal amount of new 2.450% Senior Notes due 2024 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 2.450% Senior Notes due 2024 originally issued May 5, 2022,

up to $440,510,000 aggregate principal amount of new 3.605% Senior Notes due 2025 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 3.605% Senior Notes due 2025 originally issued May 5, 2022,

up to $457,790,000 aggregate principal amount of new 3.550% Senior Notes due 2026 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 3.550% Senior Notes due 2026 originally issued May 5, 2022,

up to $427,239,000 aggregate principal amount of new 3.750% Senior Notes due 2028 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 3.750% Senior Notes due 2028 originally issued May 5, 2022,

up to $570,040,000 aggregate principal amount of new 3.150% Senior Notes due 2029 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 3.150% Senior Notes due 2029 originally issued May 5, 2022,

up to $441,900,000 aggregate principal amount of new 4.680% Senior Notes due 2045 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 4.680% Senior Notes due 2045 originally issued May 5, 2022, and up to $605,161,000 aggregate principal amount of new 4.900% Senior Notes due 2046 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 4.900% Senior Notes due 2046 originally issued May 5, 2022

The Exchange Offers will expire at 5:00 p.m., New York City time,

on                 , 2023, unless extended.

Phillips 66 Company is offering to exchange, on the terms and subject to the conditions described in this prospectus, its 2.450% Senior Notes due 2024 (the “2024 Exchange Notes”), 3.605% Senior Notes due 2025 (the “2025 Exchange Notes”), 3.550% Senior Notes due 2026 (the “2026 Exchange Notes”), 3.750% Senior Notes due 2028 (the “2028 Exchange Notes”), 3.150% Senior Notes due 2029 (the “2029 Exchange Notes”), 4.680% Senior Notes due 2045 (the “2045 Exchange Notes”), and 4.900% Senior Notes due 2046 (the “2046 Exchange Notes”), in each case fully and unconditionally guaranteed by Phillips 66 (collectively, the “Exchange Notes”), the issuance of which has been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of Phillips 66 Company’s outstanding unregistered 2.450% Senior Notes due 2024 (the “2024 Original Notes”), 3.605% Senior Notes due 2025 (the “2025 Original Notes”), 3.550% Senior Notes due 2026 (the “2026 Original Notes”), 3.750% Senior Notes due 2028 (the “2028 Original Notes”), 3.150% Senior Notes due 2029 (the “2029 Original Notes”), 4.680% Senior Notes due 2045 (the “2045 Original Notes”), and 4.900% Senior Notes due 2046 (the “2046 Original Notes”), in each case fully and unconditionally guaranteed by Phillips 66 (collectively, the “Original Notes”), respectively. The Original Notes were issued on May 5, 2022 in private offers pursuant to which such notes were exchanged for notes of Phillips 66’s subsidiary, Phillips 66 Partners LP. The term “Notes” refers to both the Original Notes and the Exchange Notes. We refer to the offers to exchange the Exchange Notes for the Original Notes as the “Exchange Offers” in this prospectus.

Material Terms of the Exchange Offers:

•	The Exchange Offers expire at 5:00 p.m., New York City time, on , 2023, unless extended.

•

Upon expiration of the Exchange Offers, all outstanding 2024 Original Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of 2024 Exchange Notes, all outstanding 2025 Original Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of 2025 Exchange Notes, all outstanding 2026 Original Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of 2026 Exchange Notes, all outstanding 2028 Original Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of 2028 Exchange Notes, all outstanding 2029 Original Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of 2029 Exchange Notes, all outstanding 2045 Original Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of 2045 Exchange Notes, and all outstanding 2046 Original Notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of 2046 Exchange Notes.

•

The form and terms of the 2024 Exchange Notes, the 2025 Exchange Notes, the 2026 Exchange Notes, the 2028 Exchange Notes, the 2029 Exchange Notes, the 2045 Exchange Notes and the 2046 Exchange Notes will be identical in all material respects to the 2024 Original Notes, the 2025 Original Notes, the 2026 Original Notes, the 2028 Original Notes, the 2029 Original Notes, the 2045 Original Notes and the 2046 Original Notes, respectively, that Phillips 66 Company issued on May 5, 2022, except the Exchange Notes will not contain restrictions on transfer, will bear different CUSIP numbers and will not entitle their holders to certain registration rights relating to the Original Notes.

•	You may withdraw tendered Original Notes at any time prior to the expiration of the Exchange Offers.

•	The Exchange Offers are not subject to any minimum tender condition, but are subject to customary conditions.

•	The exchange of the Exchange Notes for Original Notes should not be a taxable transaction for U.S. federal income tax purposes.

•	There is no existing public market for the Original Notes or the Exchange Notes. We do not intend to list the Exchange Notes on any securities exchange or quotation system.

•	If you fail to tender your Original Notes for the Exchange Notes, you will continue to hold unregistered securities and it may be difficult for you to transfer them.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Exchange Notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that for a period of 180 days after the expiration of the Exchange Offers, we will make this prospectus available to any broker-dealer for use in any such resale. See “Plan of Distribution.”

Investing in the Exchange Notes involves risks. See “Risk Factors,” beginning on page 9, for a discussion of certain factors that you should consider before deciding to exchange Original Notes for Exchange Notes pursuant to the Exchange Offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2023.

This prospectus is part of a registration statement on Form S-4 that we have filed with the U.S. Securities and Exchange Commission, referred to in this prospectus as the SEC. You should read this prospectus together with the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.” In making your decision to participate in the Exchange Offers, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with any other information. If you received any unauthorized information, you must not rely on it. We are not making an offer to sell these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus incorporates by reference important business and financial information about Phillips 66 and Phillips 66 Company that is not included in or delivered with this prospectus. This information is available to you without charge upon written or oral request to: 2331 CityWest Blvd., Houston, Texas 77042, Attention: Investor Relations, (832) 765-3010. The Exchange Offers are expected to expire on                 , 2023 and you must make your exchange decision by the expiration date of the Exchange Offers. To obtain timely delivery, you must request the information no later than                 , 2023, or the date that is five business days before the expiration date of the Exchange Offers.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information we incorporate herein by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate,” “estimate,” “believe,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and words of similar meaning.

We based these forward-looking statements on our current expectations, estimates and projections about ourselves and the industries in which we operate in general. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we caution you that these statements are not guarantees of future performance as they involve assumptions that may prove to be incorrect and involve risks and uncertainties we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in these forward-looking statements. Any differences could result from a variety of factors, including the following:

•	Fluctuations in natural gas liquids (“NGL”), crude oil, refined petroleum product and natural gas prices and refining, marketing and petrochemical margins.

•	Changes in governmental policies relating to NGL, crude oil, natural gas or refined petroleum products pricing, regulation or taxation, including exports.

•

Capacity constraints in, or other limitations on, the pipelines, storage and fractionation facilities to which we deliver natural gas or NGL and the availability of alternative markets and arrangements for our natural gas and NGL.

•	Actions taken by OPEC and non-OPEC oil producing countries impacting supply and demand and correspondingly, commodity prices.

•

The ability to achieve the expected benefits of the integration of DCP Midstream, LP (“DCP LP”) and any other benefits that may result from the buy-in of DCP LP’s publicly held common units, if consummated.

•	Unexpected changes in costs or technical requirements for constructing, modifying or operating our facilities or transporting our products.

•	Unexpected technological or commercial difficulties in manufacturing, refining or transporting our products, including chemical products.

•	Lack of, or disruptions in, adequate and reliable transportation for our NGL, crude oil, natural gas and refined petroleum products.

•	The level and success of drilling and quality of production volumes around our midstream assets.

•	The inability to timely obtain or maintain permits, including those necessary for capital projects.

•	The inability to comply with government regulations or make capital expenditures required to maintain compliance.

•

Changes to worldwide government policies relating to renewable fuels, climate change and greenhouse gas emissions that adversely affect programs like the renewable fuel standards program, low carbon fuel standards and tax credits for biofuels.

•

General domestic and international economic and political developments including armed hostilities, including the Russia-Ukraine war, expropriation of assets, and other political, economic or diplomatic developments, including those caused by public health issues, outbreaks of diseases and pandemics.

•

The impact on commercial activity and demand for refined petroleum products from any widespread public health crisis, as well as the extent and duration of recovery of economies and demand for our products following any such crisis.

•	Failure to complete definitive agreements and feasibility studies for, and to complete construction of, announced and future capital projects on time and within budget.

•

Potential disruption or interruption of our operations or damage to our facilities due to accidents, weather and climate events, civil unrest, insurrections, political events, terrorism or cyberattacks.

•	The inability to meet our sustainability goals, including reducing our greenhouse gas emissions intensity, developing and protecting new technologies, and commercializing lower-carbon opportunities.

•	Failure of new products and services to achieve market acceptance.

•	International monetary conditions and exchange controls.

•

Substantial investments required, or reduced demand for products, as a result of existing or future environmental rules and regulations, including greenhouse gas emissions reductions and reduced consumer demand for refined petroleum products.

•	Liability resulting from litigation or for remedial actions, including removal and reclamation obligations under environmental regulations.

•	Changes in tax, environmental and other laws and regulations (including alternative energy mandates) applicable to our business.

•	Political and societal concerns about climate change that could result in changes to our business or operations or increase expenditures, including litigation-related expenses.

•

Changes in estimates or projections used to assess fair value of intangible assets, goodwill and property and equipment and/or strategic decisions or other developments with respect to our asset portfolio that cause impairment charges.

•	Limited access to capital or significantly higher cost of capital related to changes to our credit profile or illiquidity or uncertainty in the domestic or international financial markets.

•	The creditworthiness of our customers and the counterparties to our transactions, including the impact of bankruptcies.

•	The operation, financing and distribution decisions of our joint ventures that we do not control.

•	The factors generally described in Item 1A.—Risk Factors in Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2022.

We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of a document incorporated by reference, as of the date of that document. Neither Phillips 66 nor Phillips 66 Company assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

Phillips 66 files annual, quarterly and current reports, proxy statements and other information with the SEC. Phillips 66’s SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on Phillips 66’s website at www.phillips66.com. The information on Phillips 66’s website is not a part of, and is not incorporated by reference into, this prospectus. Phillips 66 Company does not file separate reports, proxy statements or other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The SEC allows us to “incorporate by reference” the information Phillips 66 has filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that Phillips 66 files with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings Phillips 66 makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering. The documents we incorporate by reference are:

•	Phillips 66’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report on Form 10-K”), filed with the SEC on February 22, 2023; and

•	Phillips 66’s Current Report on Form 8-K filed with the SEC on January 6, 2023.

We are also incorporating by reference all additional documents Phillips 66 may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the effectiveness of the registration statement of which this prospectus forms a part.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any document incorporated by reference into this prospectus, other than exhibits to any such document not specifically described above by oral request or by written request at the following address:

Phillips 66

Investor Relations Department

2331 CityWest Blvd.

Houston, Texas 77042

Telephone: (832) 765-3010

We also make available free of charge on Phillips 66’s website at www.phillips66.com Phillips 66’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after Phillips 66 electronically files such material with, or furnishes it to, the SEC. Information contained on Phillips 66’s website is not incorporated by reference into this prospectus and you should not consider information contained on Phillips 66’s website as part of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information about Phillips 66, the Exchange Offers and the Exchange Notes. This summary is not complete and does not contain all of the information that is important to you. To understand the Exchange Offers fully and for a more complete description of the legal terms of the Exchange Notes, you should carefully read this entire prospectus and the documents incorporated herein by reference, especially the risks of investing in the Exchange Notes discussed under “Risk Factors” contained herein and under “Item 1A—Risk Factors” beginning on page 24 of Phillips 66’s 2022 Annual Report on Form 10-K, as such discussion may be amended or updated in other reports filed by Phillips 66 with the SEC, as well as the consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

In this prospectus, we refer to Phillips 66, its wholly owned and majority owned subsidiaries (including Phillips 66 Company) and its ownership interest in equity affiliates as “we” or “Phillips 66,” unless the context clearly indicates otherwise.

About Phillips 66 and Phillips 66 Company

Phillips 66 is a diversified energy company with midstream, chemicals, refining, and marketing and specialties businesses. Headquartered in Houston, Texas, Phillips 66 had approximately $76 billion of assets as of December 31, 2022.

Phillips 66 Company is a direct, wholly owned operating subsidiary of Phillips 66.

Phillips 66 and Phillips 66 Company are incorporated in Delaware. The principal executive offices of Phillips 66 and Phillips 66 Company are located at 2331 CityWest Boulevard, Houston, Texas 77042, and their telephone number is (832) 765-3010. Phillips 66’s website address is www.phillips66.com. Information contained on Phillips 66’s website does not constitute part of this prospectus. Phillips 66’s common stock is publicly traded on the NYSE under the ticker symbol “PSX.”

Summary of the Exchange Offers

The summary below describes the principal terms and conditions of the Exchange Offers. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offers” for a more detailed description of the terms and conditions of the Exchange Offers and “Description of the Exchange Notes” for a more detailed description of the terms of the Exchange Notes.

Background	On May 5, 2022, Phillips 66 Company completed private exchange offers for, and issued, the Original Notes. Phillips 66 Company is offering to issue the Exchange Notes for the Original Notes to satisfy its obligations under the Registration Rights Agreement, dated as of May 5, 2022 (the “Registration Rights Agreement”), that Phillips 66 Company and Phillips 66 entered into with the dealer managers with respect to those private exchanges.

The Exchange Offers are intended to satisfy the rights granted to holders of the Original Notes in the Registration Rights Agreement. After the Exchange Offers are complete, holders of Original Notes will no longer be entitled to any exchange or registration rights with respect to the Original Notes.

The Exchange Offers	The Exchange Offers relate to the exchange of:

•

up to $276,764,000 aggregate principal amount of outstanding unregistered 2.450% Senior Notes due 2024 (CUSIP Numbers 718547 AA0, U7S88D AA6), for an equal aggregate principal amount of registered 2024 Exchange Notes;

•

up to $440,510,000 aggregate principal amount of outstanding unregistered 3.605% Senior Notes due 2025 (CUSIP Numbers 718547 AC6, U7S88D AB4), for an equal aggregate principal amount of registered 2025 Exchange Notes;

•

up to $457,790,000 aggregate principal amount of outstanding unregistered 3.550% Senior Notes due 2026 (CUSIP Numbers 718547 AE2, U7S88D AC2), for an equal aggregate principal amount of registered 2026 Exchange Notes;

•

up to $427,239,000 aggregate principal amount of outstanding unregistered 3.750% Senior Notes due 2028 (CUSIP Numbers 718547 AG7, U7S88D AD0), for an equal aggregate principal amount of registered 2028 Exchange Notes;

•

up to $570,040,000 aggregate principal amount of outstanding unregistered 3.150% Senior Notes due 2029 (CUSIP Numbers 718547 AJ1, U7S88D AE8), for an equal aggregate principal amount of registered 2029 Exchange Notes;

•

up to $441,900,000 aggregate principal amount of outstanding unregistered 4.680% Senior Notes due 2045 (CUSIP Numbers 718547 AL6, U7S88D AF5), for an equal aggregate principal amount of registered 2045 Exchange Notes; and

•

up to $605,161,000 aggregate principal amount of outstanding unregistered 4.900% Senior Notes due 2046 (CUSIP Numbers 718547 AN2, U7S88D AG3), for an equal aggregate principal amount of registered 2046 Exchange Notes.

Phillips 66 Company will exchange all outstanding Original Notes that are validly tendered and not validly withdrawn. However, you may only exchange Original Notes in minimum denominations of $2,000 and integral multiples of $1,000 above that amount.

The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the corresponding outstanding Original Notes, except that the Exchange Notes will not contain restrictions on transfer, will bear different CUSIP numbers and will not entitle their holders to certain registration rights relating to the Original Notes.

Expiration Date	The Exchange Offers will expire at 5:00 p.m., New York City time, on , 2023, unless we extend an Exchange Offer. In that case, the phrase “Expiration Date” will mean the latest date and time to which we extend an Exchange Offer. Phillips 66 Company will issue Exchange Notes on the Expiration Date or promptly after that date.

Conditions to the Exchange Offers	The Exchange Offers are subject to customary conditions, which include, among other things, the absence of any applicable law or any applicable interpretation of the staff of the SEC that, in our reasonable judgment, would materially impair Phillips 66 Company’s ability to proceed with an Exchange Offer. The Exchange Offers are not conditioned upon any minimum principal amount of Original Notes being submitted for exchange. See “The Exchange Offers—Conditions.”

Procedures for Participating in the Exchange Offers	If you wish to participate in the Exchange Offers, you must cause the book-entry transfer of your Original Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”) and the Exchange Agent must receive a confirmation of book-entry transfer through an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program (“ATOP”), by which each tendering holder will agree to be bound by the terms of the Exchange Offers set forth in this prospectus. By agreeing to the terms set forth in this prospectus, you will represent to and agree with us that,

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with anyone to participate in a distribution of the Exchange Notes; and

•	you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of Phillips 66 or a broker-dealer tendering the Original Notes acquired directly from us for its own account.

If you are a broker-dealer who will receive Exchange Notes for your own account in exchange for Original Notes that you acquired as a result of your market-making or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

Resale of Exchange Notes	Based on interpretations of the SEC staff in no-action letters issued to third parties, we believe that you may resell and transfer the Exchange Notes issued pursuant to the Exchange Offers in exchange for Original Notes without compliance with the registration and prospectus delivery provisions of the Securities Act if:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes within the meaning of the Securities Act;

•	you are not an affiliate of ours, as such term is defined in Rule 405 under the Securities Act; and

•	you are not a broker-dealer and you are not engaged in and do not intend to engage in the distribution of the Exchange Notes.

If you fail to satisfy any of these conditions, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the Exchange Notes, unless an exemption therefrom is applicable to you.

Broker-dealers that acquired the Original Notes directly from us, but not as a result of market-making or other trading activities, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with resales of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers in exchange for Original Notes that it acquired as a result of market-making or other trading activities must deliver a prospectus in connection with any resale of the Exchange Notes and provide us with a signed acknowledgement of this obligation.

Special Procedures for Beneficial Owners	If your Original Notes are held through a broker, dealer, commercial bank, trust company or other nominee and you wish to surrender such Original Notes, you should contact your intermediary promptly and instruct it to surrender your Original Notes on your behalf.

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the Exchange Offers. You must tender your Original Notes by the Expiration Date in order to participate in the Exchange Offers.

Acceptance of Original Notes and Delivery of Exchange Notes	Phillips 66 Company will accept for exchange any and all Original Notes that are properly tendered in the Exchange Offers and not withdrawn prior to the Expiration Date, if you comply with the procedures of the Exchange Offers. The Exchange Notes will be delivered promptly after the Expiration Date.

Withdrawal Rights	You may withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date, by complying with the procedures for withdrawal described in “The Exchange Offers—Withdrawal of Tenders.”

Accounting Treatment	We will not recognize a gain or loss for accounting purposes as a result of the exchange.

Material U.S. Federal Income Tax Considerations	The exchange of Original Notes for Exchange Notes should not be a taxable transaction for United States federal income tax purposes. Accordingly, you should not incur incremental federal income taxes as a result of your participation in the Exchange Offers. See “Material U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank Trust Company, National Association is serving as the exchange agent (the “Exchange Agent”) in connection with the Exchange Offers. U.S. Bank Trust Company, National Association also serves as trustee under the indenture governing the Notes. The address, telephone number and facsimile number of the Exchange Agent are listed under the heading “The Exchange Offers—Exchange Agent.”

Failure to Exchange Original Notes Will Adversely Affect You	If you are eligible to participate in the Exchange Offers and you do not tender your Original Notes as described in this prospectus, you will not have any further registration or exchange rights. In that event, your Original Notes will continue to accrue interest until maturity in accordance with the terms of the Original Notes but will continue to be subject to restrictions on transfer. As a result of such restrictions and the availability of registered Exchange Notes, your Original Notes are likely to be a much less liquid security than before.

The Exchange Notes

The Exchange Notes have the same financial terms and covenants as the Original Notes. In this prospectus we sometimes refer to the Original Notes and the Exchange Notes together as the “Notes.” The Exchange Notes will evidence the same debt as the outstanding Original Notes that they replace. The Exchange Notes will be governed by the same indenture governing the Original Notes. The brief summary below describes the principal terms of the Exchange Notes. Some of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Exchange Notes” section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	Phillips 66 Company

Notes Offered	$276,764,000 aggregate principal amount of 2024 Exchange Notes

$440,510,000 aggregate principal amount of 2025 Exchange Notes

$457,790,000 aggregate principal amount of 2026 Exchange Notes

$427,239,000 aggregate principal amount of 2028 Exchange Notes

$570,040,000 aggregate principal amount of 2029 Exchange Notes

$441,900,000 aggregate principal amount of 2045 Exchange Notes

$605,161,000 aggregate principal amount of 2046 Exchange Notes

Maturity Dates	December 15, 2024 for the 2024 Exchange Notes

February 15, 2025 for the 2025 Exchange Notes

October 1, 2026 for the 2026 Exchange Notes

March 1, 2028 for the 2028 Exchange Notes

December 15, 2029 for the 2029 Exchange Notes

February 15, 2045 for the 2045 Exchange Notes

October 1, 2046 for the 2046 Exchange Notes

Interest Payment Dates	June 15 and December 15 of each year for the 2024 Exchange Notes

February 15 and August 15 of each year for the 2025 Exchange Notes

April 1 and October 1 of each year for the 2026 Exchange Notes

March 1 and September 1 of each year for the 2028 Exchange Notes

June 15 and December 15 of each year for the 2029 Exchange Notes

February 15 and August 15 of each year for the 2045 Exchange Notes

April 1 and October 1 of each year for the 2046 Exchange Notes

Interest on each series of Exchange Notes will accrue from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor. The holders of the Original Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Original Notes from the last interest payment date on which interest was paid on such Original Notes to the date of issuance of the Exchange Notes. Interest on the Original Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

Interest Rates	2.450% for the 2024 Exchange Notes

3.605% for the 2025 Exchange Notes

3.550% for the 2026 Exchange Notes

3.750% for the 2028 Exchange Notes

3.150% for the 2029 Exchange Notes

4.680% for the 2045 Exchange Notes

4.900% for the 2046 Exchange Notes

Optional Redemption	Phillips 66 Company may elect to redeem any or all of the Exchange Notes of a series at any time in principal amounts of $2,000 or any integral multiple of $1,000 above that amount. Phillips 66 Company will pay an amount equal to the principal amount of Exchange Notes redeemed plus a make-whole premium. Phillips 66 Company will also pay accrued but unpaid interest to, but not including, the redemption date. Please read “Description of the Exchange Notes—Optional Redemption.”

Guarantee	Phillips 66 will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the Exchange Notes, when and as it becomes due and payable, whether at maturity or otherwise.

Certain Covenants	Phillips 66 Company will issue the Exchange Notes under an indenture containing covenants for your benefit. These covenants restrict our ability, with certain exceptions, to:

•	incur debt secured by liens;

•	engage in sale/leaseback transactions; and

•	merge, consolidate or transfer all or substantially all of our assets.

See “Description of the Exchange Notes—Restrictive Covenants.”

Lack of a Public Market for the Notes	The Exchange Notes generally will be freely transferable, but there can be no assurance as to the development or liquidity of any market for the Exchange Notes. We do not intend to apply for a listing of the Exchange Notes on any securities exchange or an automated dealer quotation system.

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes.

Governing Law	The Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Ranking	The Exchange Notes will constitute senior unsecured debt of Phillips 66 Company and will rank equally with each other series of notes and with Phillips 66 Company’s other senior unsecured debt from time to time outstanding; senior to its subordinated debt from time to time outstanding; and effectively junior to its secured debt and to all debt and other liabilities of its subsidiaries from time to time outstanding. Phillips 66’s guarantee of the Exchange Notes will rank equally with all of its other unsecured and unsubordinated debt from time to time outstanding; senior to its subordinated debt from time to time outstanding; and effectively junior to its secured debt and to all debt and other liabilities of its subsidiaries, other than Phillips 66 Company, from time to time outstanding.

Form and Denominations	Initially, the Exchange Notes will be represented by one or more global securities deposited with, or on behalf of, DTC or its nominee. Beneficial interests in the global securities may be held through the Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”) (as direct participants in DTC.) The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. See “Description of the Exchange Notes—Book-Entry System.”

Risk Factors	Before investing in the Exchange Notes, you should carefully consider all of the information included or incorporated by reference in this prospectus, including the discussion in the section entitled “Risk Factors,” beginning on page 9, for an explanation of certain risks relating to an investment in the Exchange Notes.

RISK FACTORS

You should carefully consider all the information set forth in this prospectus and incorporated by reference herein before deciding to participate in the Exchange Offers. Your investment in the Exchange Notes involves risks. Before investing in the Exchange Notes, you should carefully consider, among other matters, the risk factors below and information set forth under the heading “Item 1A—Risk Factors” in Phillips 66’s 2022 Annual Report on Form 10-K, which is incorporated by reference into this prospectus, and other documents filed with the SEC by Phillips 66. See “Where You Can Find More Information” and “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Exchange Offers

If you wish to tender your Original Notes for exchange, you must comply with the requirements described in this prospectus.

Delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of book-entry transfer of Original Notes into the Exchange Agent’s account at DTC, as depositary, including an agent’s message (as defined under “The Exchange Offers—Procedures for Tendering”). We are not required to notify you of defects or irregularities in tenders of Original Notes for exchange. Exchange Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the Exchange Offer, certain registration and other rights under the Registration Rights Agreement will terminate. See “The Exchange Offers—Procedures for Tendering” and “The Exchange Offers—Consequence of Failure to Exchange.”

If you do not exchange your Original Notes, you may have difficulty transferring them at a later time.

Original Notes that you do not tender or that we do not accept will, following the Exchange Offers, continue to be restricted securities, and you may not offer to sell them except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities law. Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the market for any Original Notes remaining after the completion of the Exchange Offers will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offers will reduce the aggregate principal amount of the applicable series of Original Notes. Following the Exchange Offers, if you do not tender your Original Notes, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

Some holders who exchange their Original Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

If you exchange your Original Notes in the Exchange Offers for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any broker-dealer who holds Original Notes acquired for its own account as a result of market-making or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Our obligation to keep the registration statement of which this prospectus forms a part effective is limited. Accordingly, we cannot guarantee that a current prospectus will be available at all times to broker-dealers wishing to resell their Exchange Notes.

Consummation of the Exchange Offers may not occur.

Each of the Exchange Offers is subject to the satisfaction of certain conditions. See “The Exchange Offers—Conditions.” Even if the Exchange Offers are completed, they may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their Exchange Notes, during which time such holders will not be able to effect transfers of their Original Notes tendered in the exchange offers. Until we announce whether we have accepted valid tenders of Original Notes for exchange pursuant to one of the Exchange Offers, no assurance can be given that such Exchange Offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate any of the Exchange Offers at any time before our announcement of whether we will accept valid tenders of Original Notes for exchange pursuant to such Exchange Offer, which we expect to make as soon as reasonably practicable after the Expiration Date.

Holders of the Original Notes who do not tender their Original Notes will have no further rights under the Registration Rights Agreement, including registration rights and the right to receive additional interest.

Holders who do not tender their Original Notes will not have any further registration rights or any right to receive additional interest under the Registration Rights Agreement or otherwise.

Risks Related to the Exchange Notes

The Exchange Notes and the guarantees will be unsecured and effectively subordinated to the rights of Phillips 66 Company’s secured indebtedness and structurally subordinated to the indebtedness of any of its future subsidiaries.

The Exchange Notes will be general unsecured senior obligations ranking equally with each other series of Notes and with Phillips 66 Company’s other senior unsecured debt from time to time outstanding, senior to its subordinated debt from time to time outstanding and effectively junior to all of its secured debt. The Exchange Notes will also be structurally subordinated to any indebtedness and other liabilities of Phillips 66 Company’s future non-guarantor subsidiaries.

Phillips 66’s guarantee of each series of the Exchange Notes will rank equally with its guarantee of each other series of Exchange Notes and with its other unsecured and unsubordinated debt from time to time outstanding, senior to its subordinated debt from time to time outstanding and effectively junior to all of its existing and future secured debt. The guarantees of Phillips 66 will also be structurally subordinated to any indebtedness and other liabilities of its subsidiaries, other than Phillips 66 Company.

If we or Phillips 66 Company are declared bankrupt, become insolvent or are liquidated or reorganized, our or Phillips 66 Company’s secured debt will be entitled to be paid in full from the assets, if any, securing that debt before any payment may be made with respect to the notes or the guarantee. Holders of the Exchange Notes will participate ratably in the remaining assets with all holders of our or Phillips 66 Company’s unsecured indebtedness, including debt incurred after the Exchange Notes are issued, that does not rank junior to the Exchange Notes or guarantees, as the case may be, including trade payables and all of the other general indebtedness, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, there may not be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of the Exchange Notes would likely receive less, ratably, than holders of our or Phillips 66 Company’s secured indebtedness.

Your ability to transfer the Exchange Notes may be limited by the absence of a trading market.

The Exchange Notes will be new securities for which currently there is no trading market. We do not intend to apply for listing of the Exchange Notes on any securities exchange or stock market. The liquidity of any market for the Exchange Notes will depend on the number of holders of those notes, the interest of securities dealers in making a market in those notes and other factors. Accordingly, we cannot assure you as to the development or liquidity of any market for the Exchange Notes. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their respective initial offering prices, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market for the Exchange Notes does not develop, the liquidity and trading prices for the Exchange Notes may be harmed. Thus, you may not be able to liquidate your investment rapidly, and your lenders may not readily accept the Exchange Notes as collateral for loans.

Future trading prices of the Exchange Notes will depend on many factors, including but not limited to:

•	our operating performance and financial condition;

•	the interest of the securities dealers in making a market in the Exchange Notes; and

•	the market for similar securities.

Changes in our credit ratings or the debt markets may adversely affect the market price of the Exchange Notes. Deterioration in our credit profile could increase our costs of borrowing money and limit our access to the capital markets and commercial credit, and could trigger our partners’ rights under joint venture arrangements.

The price for the Exchange Notes will depend on a number of factors, including but not limited to:

•	our credit ratings with major credit rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our financial condition, operating performance and future prospects;

•	securities analysts’ perception of our company, our growth prospects and our industry in general; and

•	the overall condition of the financial markets and global and domestic economies.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Exchange Notes. Credit rating agencies continually review their ratings for the companies they follow, including us, and revise those ratings as they believe warranted. If these rating agencies assign us or the Exchange Notes a rating lower than investment grade or suspend, announce a review of or withdraw entirely a rating in the future, the market price of the Exchange Notes would be adversely affected. The credit rating agencies also evaluate the industries in which we operate as a whole and may change their credit rating for us based on their overall view of such industries. If any of our other outstanding debt is rated and subsequently downgraded, raising capital will become more difficult, borrowing costs under our credit facilities and other future borrowings may increase and the market price of the Exchange Notes may decrease. In addition, our borrowing costs would increase, and our funding sources could decrease.

A failure by us to maintain an investment grade rating also could affect our business relationships with suppliers and operating partners. For example, our agreement with Chevron Corporation regarding Chevron Phillips Chemical Company LLC (“CPChem”) permits Chevron to buy our 50 percent interest in CPChem for fair market value if, at any time, Phillips 66 experiences a change in control or if both Moody’s Investor Service and Standard & Poor’s Ratings Service lower Phillips 66’s credit ratings below investment grade and the credit rating from either rating agency remains below investment grade for 365 days thereafter, with fair market value determined by agreement or by nationally recognized investment banks. As a result of these factors, a downgrade of Phillips 66’s credit ratings could have a materially adverse impact on our future operations and financial position.

Phillips 66 depends on dividends and other distributions from its subsidiaries.

Phillips 66 conducts substantially all of its operations through subsidiaries, and those subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions or advances from those subsidiaries are the principal source of funds necessary to meet the debt service obligations of Phillips 66. Although Phillips 66 Company owns certain operating assets directly, it conducts a substantial portion of its operations through subsidiaries. Accordingly, contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of Phillips 66 and Phillips 66 Company to obtain cash from their subsidiaries that each requires to pay its debt service obligations, including any payments required to be made by Phillips 66 Company under the Exchange Notes and including Phillips 66’s guarantees of the Exchange Notes. The indenture does not contain any covenants or other provisions designed to protect holders of the notes if Phillips 66 or Phillips 66 Company participates in a highly leveraged transaction.

The subsidiaries of Phillips 66 and Phillips 66 Company are legally distinct and have no obligations to pay amounts due on the indebtedness of Phillips 66 or Phillips 66 Company, or to make funds available for such payment. In addition, subsidiaries of Phillips 66 and Phillips 66 Company will be permitted under the terms of the indenture to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to Phillips 66 and Phillips 66 Company and the indenture does not contain provisions that give holders the right to require Phillips 66 or Phillips 66 Company to repurchase their securities in the event of a decline in Phillips 66’s or Phillips 66 Company’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise. The agreements governing current and future indebtedness of Phillips 66 Company’s subsidiaries may not permit those subsidiaries to provide Phillips 66 Company with sufficient dividends, distributions or loans to fund payments on the Exchange Notes when due.

The indenture does not restrict the amount of additional debt that Phillips 66 or Phillips 66 Company may incur.

The Exchange Notes and the indenture under which the Exchange Notes will be issued do not place any limitation on the amount of debt securities that may be issued under the indenture or the amount of other unsecured debt or securities that Phillips 66, Phillips 66 Company or any of their respective subsidiaries may issue or otherwise incur. Our incurrence of additional debt may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes, a loss in the market value of your Notes and a risk that the credit rating of the notes is lowered or withdrawn.

Phillips 66’s board of directors has broad discretion to determine that a refinery or manufacturing plant is not a principal property and therefore not subject to certain covenants in the indenture.

The indenture governing the Exchange Notes includes covenants that limit the ability of Phillips 66 and its principal domestic subsidiaries to issue debt for borrowed money secured by a lien upon a principal property or engage in sale and leaseback transactions with respect to principal properties. Phillips 66 Company is Phillips 66’s only principal domestic subsidiary. The indenture provides that a principal property means any refinery or manufacturing plant located in the United States and owned by Phillips 66 or a subsidiary unless, in the opinion of Phillips 66’s board of directors, that refinery or manufacturing plant is not materially important to the total business conducted by Phillips 66 and its consolidated subsidiaries. In addition, the term principal property does not include any transportation or marketing facilities or assets. Although it has not yet done so, under the terms of the indenture Phillips 66’s board of directors has broad discretion to determine from time to time that a refinery or manufacturing plant is not a principal property and therefore such refinery or plant is not subject to the covenants in the indenture and, accordingly, Phillips 66 could incur debt secured by a lien on such property without equally and ratably securing the notes or enter into a sale leaseback in respect of such property.

USE OF PROCEEDS

The Exchange Offers are intended to satisfy certain of Phillips 66 Company’s obligations under the Registration Rights Agreement entered into in connection with the issuance of the Original Notes. Phillips 66 Company will not receive any proceeds from the issuance of the Exchange Notes. In exchange for issuing the Exchange Notes as contemplated in the Exchange Offers, Phillips 66 Company will receive Original Notes in the same principal amount. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except as described below under the heading “The Exchange Offers—Terms of the Exchange Offers.” The Original Notes tendered in exchange for the Exchange Notes will be retired and cancelled and cannot be re-issued. Accordingly, issuance of the Exchange Notes will not result in any increase in Phillips 66 Company’s outstanding debt.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

On May 5, 2022, Phillips 66 Company consummated prior private offers to exchange (i) any and all 2.450% Senior Notes due December 15, 2024 issued by Phillips 66 Partners LP (“PSXP”), a Delaware limited partnership and a wholly owned subsidiary of Phillips 66 Company, for up to an aggregate principal amount of $300 million of new 2.450% Senior Notes due December 15, 2024 issued by Phillips 66 Company, (ii) any and all 3.605% Senior Notes due February 15, 2025 issued by PSXP for up to an aggregate principal amount of $500 million in new 3.605% Senior Notes due February 15, 2025 issued by Phillips 66 Company, (iii) any and all 3.550% Senior Notes due October 1, 2026 issued by PSXP for up to an aggregate principal amount of $500 million in new 3.550% Senior Notes due October 1, 2026 issued by Phillips 66 Company, (iv) any and all 3.750% Senior Notes due March 1, 2028 issued by PSXP for up to an aggregate principal amount of $500 million in new 3.750% Senior Notes due March 1, 2028 issued by Phillips 66 Company, (v) any and all 3.150% Senior Notes due December 15, 2029 issued by PSXP for up to an aggregate principal amount of $600 million in new 3.150% Senior Notes due December 15, 2029 issued by Phillips 66 Company, (vi) any and all 4.680% Senior Notes due February 15, 2045 issued by PSXP for up to an aggregate principal amount of $450 million in new 4.680% Senior Notes due February 15, 2045 issued by Phillips 66 Company, and (vii) any and all 4.900% Senior Notes due October 1, 2046 issued by PSXP for up to an aggregate principal amount of $625 million in new 4.900% Senior Notes due October 1, 2046 issued by Phillips 66 Company.

In connection with the prior exchange offers, Phillips 66 Company and Phillips 66 entered into the Registration Rights Agreement with Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as dealer managers for the prior exchange offers. Pursuant to the Registration Rights Agreement, Phillips 66 Company agreed:

•

to use its commercially reasonable efforts to file with the SEC and cause to become effective under the Securities Act a registration statement relating to an offer to exchange the Original Notes for the Exchange Notes;

•	to complete the Exchange Offers on or before May 5, 2023, which we refer to as the Target Registration Date; and

•

unless the Exchange Offers would not be permitted by applicable law or SEC policy, to commence the Exchange Offers and to use its commercially reasonable efforts to issue on or prior to 60 days, or longer, if required by the federal securities laws, after the date the registration statement of which this prospectus forms a part becomes effective, Exchange Notes in exchange for all Original Notes tendered prior thereto in the Exchange Offers.

The Registration Rights Agreement provides, among other things, that if Phillips 66 Company defaults in its obligations to take required actions to make the Exchange Offers within the required time period described above, then Phillips 66 Company will pay additional interest to each holder of notes, at a rate of 0.25% per annum of the principal amount of Original Notes held by such holder, with respect to the first 90 days after the Target Registration Date with respect to such notes (which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such additional interest continues to accrue), in each case until the exchange offer for such notes is completed or the shelf registration statement for such notes is declared effective or is no longer required to be effective; provided, however, that at no time may the rate at which additional interest accrues exceed 1.00% per annum; and provided, further, that upon the exchange of Exchange Notes for all Original Notes, additional interest on such notes shall cease to accrue.

Phillips 66 Company agreed to issue and exchange the Exchange Notes for all outstanding Original Notes properly tendered and not withdrawn before the expiration of the Exchange Offers. The summary in this document of the Registration Rights Agreement is not complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement. We urge you to read carefully the entire Registration

Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The registration statement is intended to satisfy some of Phillips 66 Company’s obligations under the Registration Rights Agreement.

Phillips 66 Company is making the Exchange Offers in reliance on the position of the SEC as set forth in Exxon Capital Holdings Corporation and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of Exchange Notes who is not our “affiliate” within the meaning of Rule 405 of the Securities Act and who exchanges Original Notes for Exchange Notes in the Exchange Offers generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is our “affiliate” within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes.

Any holder of the Original Notes using the Exchange Offers to participate in a distribution of Exchange Notes cannot rely on the no-action letters referred to above. Any broker-dealer who holds Original Notes acquired for its own account as a result of market-making or other trading activities and who receives Exchange Notes in exchange for such Original Notes pursuant to the Exchange Offers may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. See “Plan of Distribution.” You may not participate in the Exchange Offers if you are a broker-dealer tendering Original Notes that you acquired directly from Phillips 66 Company for your own account.

Except as set forth in this prospectus, this prospectus may not be used for an offer to resell, resale or other transfer of Exchange Notes.

The Exchange Offers are not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which the Exchange Offers or the acceptance of them would not be in compliance with the securities or blue sky laws of such jurisdiction.

Resale of the Exchange Notes

We believe that you may resell the Exchange Notes to the public without registration under the Securities Act and without delivering a prospectus that satisfies the requirements of the Securities Act, if you can make the three representations set forth above under “Prospectus Summary—Summary of the Exchange Offers—Procedures for Participating in the Exchange Offers.” However, if you intend to participate in a distribution of the Exchange Notes, you must comply with the registration requirements of the Securities Act and deliver a prospectus, unless an exemption from registration is otherwise available. In addition, you cannot be an “affiliate,” as defined under Rule 405 of the Securities Act, of Phillips 66 Company or a broker-dealer tendering the Original Notes acquired directly from Phillips 66 Company for its own account. Each holder of Original Notes that submits an agent’s message will be deemed to have represented that you meet these conditions exempting you from the registration requirements.

We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in Exchange Offers like ours. We have not, however, asked the SEC to consider these particular Exchange Offers in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat these Exchange Offers in the same way as it has treated others in the past. If our belief is wrong, or if you cannot truthfully make the representations described above, and you transfer any Exchange Note issued to you in the Exchange Offers without meeting the registration and prospectus delivery requirements of the Securities Act, or without an exemption from such requirements, you could incur liability under the Securities Act. We are not indemnifying you for any such liability, and we will not protect you against any loss incurred as a result of any such liability under the Securities Act.

A broker-dealer that has purchased Original Notes for market-making or other trading activities has to deliver a prospectus in order to resell any Exchange Notes it has received for its own account in the exchange. This prospectus may be used by a broker-dealer to resell any of its Exchange Notes. In addition, a broker-dealer that has acquired the Original Notes for its own account as a result of market-making or other trading activities may participate in the Exchange Offers if it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes. Phillips 66 Company has agreed in the Registration Rights Agreement to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests copies for a period of up to one year after the registration statement relating to these Exchange Offers is declared effective. See “Plan of Distribution” for more information regarding broker-dealers.

Terms of the Exchange Offers

Based on the terms and conditions in this prospectus, Phillips 66 Company will issue $1,000 principal amount of the applicable series of Exchange Notes in exchange for each $1,000 principal amount of the corresponding series of outstanding Original Notes properly tendered pursuant to the Exchange Offers and not withdrawn prior to the Expiration Date. Original Notes may be tendered in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. The form and terms of the Exchange Notes are the same as the form and terms of the Original Notes except that:

•	the Exchange Notes will have a different CUSIP number from the Original Notes;

•	the Exchange Notes will be registered for the Exchange Offers under the Securities Act and, therefore, the Exchange Notes will not bear legends restricting the transfer of the Exchange Notes; and

•

holders of the Exchange Notes will not be entitled to any of the registration rights of holders of Original Notes under the Registration Rights Agreement, which will terminate upon the consummation of the Exchange Offers.

The Exchange Notes will evidence the same indebtedness as the Original Notes, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture that authorized the issuance of the Original Notes. As a result, the Original and Exchange Notes of each series of Notes will be treated as a single class of debt securities under the indenture.

As of the date of this prospectus, $276,764,000 in aggregate principal amount of the 2024 Original Notes, $440,510,000 in aggregate principal amount of the 2025 Original Notes, $457,790,000 in aggregate principal amount of the 2026 Original Notes, $427,239,000 in aggregate principal amount of the 2028 Original Notes, $570,040,000 in aggregate principal amount of the 2029 Original Notes, $441,900,000 in aggregate principal amount of the 2045 Original Notes, and $605,161,000 in aggregate principal amount of the 2046 Original Notes are outstanding. Cede & Co., as nominee for DTC, is the registered owner of the Original Notes. Solely for reasons of administration, Phillips 66 Company has fixed the close of business on                 , 2023 as the record date for the Exchange Offers for purposes of determining the persons to whom this prospectus will be mailed initially. There will be no fixed record date for determining holders of the Original Notes entitled to participate in the Exchange Offers.

In connection with the Exchange Offers, neither the General Corporation Law of the State of Delaware nor the indenture governing the Notes gives you any appraisal or dissenters’ rights nor any other right to seek monetary damages in court. We intend to conduct the Exchange Offers in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act and the related SEC rules and regulations.

For all relevant purposes, Phillips 66 Company will be regarded as having accepted properly tendered Original Notes if and when we give oral (to be promptly confirmed in writing) or written notice of its acceptance to the Exchange Agent. The Exchange Agent will act as agent for the surrendering holders of Original Notes for the purposes of receiving the Exchange Notes from Phillips 66 Company.

If you tender Original Notes in the Exchange Offers, you will not be required to pay brokerage commissions or fees. In addition, you will not have to pay transfer taxes for the exchange of Original Notes. We will pay all charges and expenses, other than certain applicable taxes described under “—Transfer Taxes” below.

By tendering Original Notes in the Exchange Offers, you will be making the representations described under “—Representations on Tendering Original Notes” below.

Expiration Date; Extensions; Amendments

The “Expiration Date” is 5:00 p.m., New York City time, on                 , 2023, unless Phillips 66 Company, in its sole discretion, extends an Exchange Offer, in which case the Expiration Date is the latest date and time to which Phillips 66 Company extends such Exchange Offer. The extension of any particular Exchange Offer will not result in an extension of any other Exchange Offer unless Phillips 66 Company so provides in the relevant notice of extension.

In order to extend an Exchange Offer, Phillips 66 Company will:

•	notify the Exchange Agent of any extension by oral (to be promptly confirmed in writing) or written notice; and

•

issue a press release or other public announcement that will include disclosure of the approximate number of Original Notes deposited; such press release or announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

Phillips 66 Company expressly reserves the right:

•	to delay accepting any Original Notes, but only to the extent that such delay is the result of an extension of such Exchange Offer and permitted by Rule 14e-1 promulgated under the Exchange Act;

•	to extend the Exchange Offers; or

•

if, in the opinion of its counsel, the consummation of an Exchange Offer would violate any law or interpretation of the staff of the SEC, to terminate or amend such exchange offer by giving oral (to be promptly confirmed in writing) or written notice to the Exchange Agent.

Any delay in acceptance, extension, termination or amendment will be followed as soon as practicable by a press release or other public announcement. Phillips 66 Company may terminate or amend the Exchange Offer for each series independently. If an Exchange Offer is amended in a manner determined by Phillips 66 Company to constitute a material change, Phillips 66 Company will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the holders. Phillips 66 Company will also extend such Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the holders, if the Exchange Offer would otherwise expire during the five- to ten-business-day period following such amendment.

Phillips 66 Company will have no obligation to publish, advertise, or otherwise communicate any public announcement of any delay, extension, amendment or termination that Phillips 66 Company may choose to make, other than by making a timely release to an appropriate news agency.

Interest on the Exchange Notes

The 2024 Exchange Notes will accrue interest on the same terms as the 2024 Original Notes, i.e., at the rate of 2.450% per year from the most recent date to which interest has been paid, payable semi-annually in arrears on June 15 and December 15 of each year.

The 2025 Exchange Notes will accrue interest on the same terms as the 2025 Original Notes, i.e., at the rate of 3.605% per year from the most recent date to which interest has been paid, payable semi-annually in arrears on February 15 and August 15 of each year.

The 2026 Exchange Notes will accrue interest on the same terms as the 2026 Original Notes, i.e., at the rate of 3.550% per year from the most recent date to which interest has been paid, payable semi-annually in arrears on April 1 and October 1 of each year.

The 2028 Exchange Notes will accrue interest on the same terms as the 2028 Original Notes, i.e., at the rate of 3.750% per year from the most recent date to which interest has been paid, payable semi-annually in arrears on March 1 and September 1 of each year.

The 2029 Exchange Notes will accrue interest on the same terms as the 2029 Original Notes, i.e., at the rate of 3.150% per year from the most recent date to which interest has been paid, payable semi-annually in arrears on June 15 and December 15 of each year.

The 2045 Exchange Notes will accrue interest on the same terms as the 2045 Original Notes, i.e., at the rate of 4.680% per year from the most recent date to which interest has been paid, payable semi-annually in arrears on February 15 and August 15 of each year.

The 2046 Exchange Notes will accrue interest on the same terms as the 2046 Original Notes, i.e., at the rate of 4.990% per year from the most recent date to which interest has been paid, payable semi-annually in arrears on April 1 and October 1 of each year.

Procedures For Tendering

In order to participate in the Exchange Offers, you must properly tender your Original Notes to the Exchange Agent as described below. It is your responsibility to properly tender your Original Notes. We have the right to waive any defects; however, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your Original Notes, please call the Exchange Agent, whose address and phone number are set forth below under “—Exchange Agent.”

All of the Original Notes were issued in book-entry form, and all of the Original Notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. The Exchange Agent and DTC have confirmed that the Original Notes may be tendered using DTC’s Automated Tender Offer Program, or ATOP. The Exchange Agent will establish an account with DTC for purposes of each Exchange Offer promptly after the commencement of such Exchange Offer, and DTC participants may electronically transmit their acceptance of such exchange offer by causing DTC to transfer their Original Notes to the Exchange Agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the Exchange Agent. The agent’s message will state that DTC has received instructions from the participant to tender Original Notes and that the participant has received and agrees to be bound by the terms set forth in this prospectus.

If you do not withdraw your tender of Original Notes prior to the Expiration Date, you will be regarded as agreeing to tender the Exchange Notes in accordance with the terms and conditions in the Exchange Offers.

If you are a beneficial owner of the Original Notes and your Original Notes are held through a broker, dealer, commercial bank, trust company or other nominee and you want to tender your Original Notes, you should contact your intermediary promptly and instruct it to tender the Original Notes on your behalf. If you wish to tender on your own behalf, you must either arrange to have your Original Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a long time.

By tendering, you will make the representations described below under “—Representations on Tendering Original Notes.” In addition, each participating broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. See “Plan of Distribution.”

Your tender and our acceptance of the tender will constitute the agreement between you and Phillips 66 Company set forth in this prospectus.

There is no procedure for guaranteed late delivery of the Original Notes.

Acceptance of Tendered Original Notes

We will determine in our sole discretion all questions as to the validity, form, acceptance, withdrawal and eligibility, including time of receipt of surrendered Original Notes. Our determination will be final and binding.

We reserve the absolute right:

•	to reject any and all Original Notes not properly tendered;

•	to reject any Original Notes if our acceptance of them would, in the opinion of our counsel, be unlawful; and

•	to waive any defects, irregularities or conditions of tender as to particular Original Notes.

Our interpretation of the terms and conditions of the Exchange Offers will be final and binding on all parties.

Unless waived, you must cure any defects or irregularities in connection with tenders of Original Notes within the time period we will determine. Although we intend to notify holders of defects or irregularities in connection with tenders of Original Notes, neither we, the Exchange Agent nor any other person will be liable for failure to give such notice. Tenders of Original Notes will not be deemed to have been made until any defects or irregularities have been cured or waived. Any Original Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly following the Expiration Date of the Exchange Offers.

We do not currently intend to acquire any Original Notes that are not tendered in the Exchange Offers or to file a registration statement to permit resales of any Original Notes that are not tendered pursuant to the Exchange Offers. We reserve the right in our sole discretion to purchase or make offers for any Original Notes that remain outstanding after the Expiration Date. To the extent permitted by applicable law, we also reserve the right in our sole discretion to purchase Original Notes in the open market, in privately negotiated transactions or otherwise. The terms of any future purchases or offers could differ from the terms of the Exchange Offers.

Representations on Tendering Original Notes

By surrendering Original Notes pursuant to the Exchange Offers, you will be telling us that, among other things,

•	you have full power and authority to surrender, sell, assign and transfer the Original Notes tendered;

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•

you are not an “affiliate,” as defined in Rule 405 under the Securities Act, of Phillips 66 Company, or a broker-dealer tendering the Original Notes acquired directly from Phillips 66 Company for its own account;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the Exchange Notes;

•

you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the Exchange Offers for the purposes of distributing the Exchange Notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the Exchange Notes, and you cannot rely on the position of the SEC staff in their no-action letters;

•

you understand that a secondary resale transaction described above and any resales of Exchange Notes obtained by you in exchange for Original Notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC; and

•

we will acquire good, marketable and unencumbered title to the Original Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the Original Notes are accepted by us.

BY TENDERING YOUR ORIGINAL NOTES, YOU ARE DEEMED TO HAVE MADE THESE REPRESENTATIONS.

If you are a broker-dealer and you will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

Return of Original Notes

If any tendered Original Notes are not accepted for any reason described here or if Original Notes are withdrawn or are submitted for a greater principal amount than you desire to exchange, those Original Notes will be returned, at our cost, to (i) the person who surrendered them or (ii) in the case of Original Notes surrendered by book-entry transfer, the Exchange Agent’s account at DTC. Any such Original Notes will be returned promptly to the tendering person or credited to an account maintained with DTC.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account with respect to each series of Original Notes at DTC for purposes of facilitating the Exchange Offers within two business days after the date of this prospectus. Subject to the establishment of the account, any financial institution that is a participant in DTC’s systems may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedures for transfer. However, although delivery of Original Notes may be effected through book-entry transfer at DTC, you must transmit any other required documents to the Exchange Agent at the address appearing below under “—Exchange Agent” for its receipt on or prior to the Expiration Date.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of Original Notes at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

For a withdrawal to be effective, you should contact your bank or broker where your Original Notes are held and have them send an ATOP notice of withdrawal so that it is received by the Exchange Agent before 5:00 p.m., New York City time, on the Expiration Date. Such notice of withdrawal must:

•	specify the name of the beneficial owner that tendered the Original Notes to be withdrawn;

•	identify the Original Notes to be withdrawn, including the CUSIP numbers and principal amount of the Original Notes tendered; and

•	specify the name and number of an account at DTC to which such withdrawn Original Notes can be credited.

We will determine in our sole discretion all questions as to the validity, form, eligibility and time of receipt of notices, and our determination shall be final and binding upon all parties. Any Original Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offers, and no Exchange Notes will be issued unless the Original Notes so withdrawn are validly re-tendered. Properly withdrawn Original Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the Expiration Date.

Conditions

Notwithstanding any other provisions of the Exchange Offers, or any extension of the Exchange Offers, we will not be required to accept for exchange, or to exchange any Exchange Notes for, any Original Notes, and we may terminate any Exchange Offer or, at our option, modify, extend or otherwise amend any Exchange Offer, as provided in this prospectus before the acceptance of those Original Notes if, in our judgment, any of the following conditions has occurred or exists or has not been satisfied or waived prior to the Expiration Date:

•

any law, statute, rule or regulation is proposed, adopted or enacted, or the staff of the SEC interprets any existing law, statute, rule or regulation in a manner, which, in our reasonable judgment, would materially impair our ability to proceed with the Exchange Offers;

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offers that, in our reasonable judgment, would materially impair our ability to proceed with the Exchange Offers; or

•	any governmental approval that we deem necessary for the consummation of the Exchange Offers has not been obtained.

If we determine in our sole discretion that any of these conditions are not satisfied, we may:

•	terminate any Exchange Offer and promptly return all tendered Original Notes with respect to that Exchange Offer to the respective tendering holders;

•

modify, extend or otherwise amend any Exchange Offer and retain all tendered Original Notes with respect to that Exchange Offer until the Expiration Date, as extended, subject, however, to the withdrawal rights of holders; or

•

waive the unsatisfied conditions with respect to the Exchange Offers and accept all properly tendered Original Notes that have not been withdrawn; provided that if that waiver constitutes a material change to the Exchange Offers, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders, and we will extend the Exchange Offers to the extent required by law.

The conditions listed above are for our sole benefit, and we may assert these rights regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time. If we fail at any time to exercise any of the above rights, the failure will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights that may be asserted at any time and from time to time.

The Exchange Offers are not conditioned upon any minimum principal amount of Original Notes being submitted for exchange.

No letter of transmittal will be used in connection with the Exchange Offers. The valid electronic transmission of acceptance through ATOP will constitute delivery of Original Notes in connection with the Exchange Offers. There are no guaranteed delivery procedures for the Exchange Offers.

Termination of Certain Rights

All registration rights under the Registration Rights Agreement benefiting the holders of the Original Notes will terminate when we consummate the Exchange Offers. That includes all rights to receive additional interest in the event of a registration default under the Registration Rights Agreement. In any case, we are under a continuing obligation, for a period of up to one year after the Expiration Date of these Exchange Offers, to use our commercially reasonable best efforts to keep the registration statement effective and to make this prospectus, and any amendment or supplement to this prospectus, available to any broker-dealer that requests copies for use in a resale.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as the Exchange Agent for the Exchange Offers. You should direct any questions and requests for assistance and requests for additional copies of this prospectus to the Exchange Agent, addressed as follows:

By mail, hand or overnight courier:

U.S. Bank Trust Company, National Association, as Exchange Agent

8 Greenway Plaza, Suite 1100

Houston, TX 77046

Attention: Alejandro Hoyos

By facsimile:

(713) 235-9213

Confirm by telephone:

(713) 212-7576

U.S. Bank Trust Company, National Association also serves as trustee under the indenture governing the Notes.

Fees and Expenses

We will pay for the expenses of the Exchange Offers. The principal solicitation for tenders of Original Notes is being made by mail. However, additional solicitation may be made by facsimile transmission, e-mail, telephone or in person by our officers and regular employees.

We have not retained a dealer-manager in connection with the Exchange Offers and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offers. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with providing the services.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with the tender of the Original Notes in the Exchange Offers unless you instruct us to issue Exchange Notes, or request that Original Notes not tendered or exchanged in the Exchange Offers be returned, to a person other than the tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.

Accounting Treatment

We will record the Exchange Notes at the same carrying value as the Original Notes as reflected in our accounting records on the date of exchange. Therefore, we will not recognize a gain or loss for accounting purposes.

Consequence of Failure to Exchange

You do not have to participate in the Exchange Offers. You should carefully consider whether to accept the terms and conditions of the Exchange Offers. We urge you to consult your financial and tax advisors in deciding what action to take with respect to the Exchange Offers.

Original Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3)(iii) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•

so long as the Original Notes are eligible for resale under Rule 144A under the Securities Act, to a person who the seller reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A, purchasing for its own account or for the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	outside the U.S. to a foreign person in accordance with the requirements of Regulation S under the Securities Act;

•	pursuant to an exemption from registration under the Securities Act provided by Rule 144, if available;

•	pursuant to an effective registration statement under the Securities Act; or

•	pursuant to another available exemption from the registration requirements of the Securities Act,

in each case in accordance with all other applicable securities laws.

Additionally, we expect that, following the consummation of the Exchange Offers, the trading market for the Original Notes will be negatively affected because of the limited amount of Original Notes expected to remain outstanding. See “Risk Factors” for more information about the risks of not participating in the Exchange Offers.

DESCRIPTION OF THE EXCHANGE NOTES

We have summarized selected provisions of the Exchange Notes below. Phillips 66 Company will issue the Exchange Notes under the Indenture, dated as of May 5, 2022 (the “Indenture”), among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Each series of Exchange Notes is a separate series of senior debt securities of Phillips 66 Company. In this summary description of the Exchange Notes, unless we state otherwise or the context clearly indicates otherwise, all references to Phillips 66 Company mean Phillips 66 Company only and all references to Phillips 66 mean Phillips 66 only.

Capitalized terms used in this description but not otherwise defined have the meanings assigned to them in the Indenture.

The following description is a summary of certain of the provisions of the Exchange Notes and the Indenture. This summary is not complete and is qualified in its entirety by reference to the Indenture. You should carefully read the summary below and the Indenture in their entirety. A copy of the Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part and is available to you as set forth under “Where You Can Find More Information.”

General

Each series of Exchange Notes will constitute a separate series of Phillips 66 Company’s senior debt securities under the Indenture. The Indenture will not limit the aggregate principal amount of Exchange Notes that Phillips 66 Company may issue under the Indenture and Phillips 66 Company may, without the consent of holders of outstanding Exchange Notes, issue additional Exchange Notes thereunder. In addition, the Indenture will not limit the amount of other unsecured debt that Phillips 66 Company or its subsidiaries may issue or incur.

The Exchange Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Exchange Notes will be unsecured and unsubordinated obligations of Phillips 66 Company, and will be fully and unconditionally guaranteed by Phillips 66. The Exchange Notes will rank equally with all other unsecured and unsubordinated indebtedness of Phillips 66 Company issued from time to time. The guarantees will rank equally with all other unsecured and unsubordinated indebtedness of Phillips 66.

Phillips 66 conducts substantially all of its operations through subsidiaries, and those subsidiaries generate substantially all of its operating income and cash flow. Accordingly, contractual provisions or laws, as well as its subsidiaries’ financial condition and operating requirements, may limit the ability of Phillips 66 and Phillips 66 Company to meet their obligations under their indebtedness, including the Exchange Notes. The subsidiaries of Phillips 66 and Phillips 66 Company are legally distinct and have no obligations to pay amounts due on the indebtedness of Phillips 66 or Phillips 66 Company, or to make funds available for such payment. In addition, subsidiaries of Phillips 66 and Phillips 66 Company will be permitted under the terms of the Indenture to incur additional indebtedness that may restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to Phillips 66 and Phillips 66 Company. The agreements governing future indebtedness of Phillips 66 Company’s subsidiaries may not permit those subsidiaries to provide Phillips 66 Company with sufficient dividends, distributions or loans to fund payments on the Exchange Notes when due.

Principal, Maturity, Interest and Denomination

The Exchange Notes will have the following basic terms:

2.450% Senior Notes due 2024

•	Title of the notes: 2.450% Senior Notes due 2024

•	Total principal amount being issued: Up to $276,764,000

•	Maturity date: December 15, 2024

•	Interest rate: 2.450%

•	Interest payment dates: June 15 and December 15

•	Regular record dates for interest: June 1 and December 1

•	Redemption: see “—Optional Redemption”

3.605% Senior Notes due 2025

•	Title of the notes: 3.605% Senior Notes due 2025

•	Total principal amount being issued: Up to $440,510,000

•	Maturity date: February 15, 2025

•	Interest rate: 3.605%

•	Interest payment dates: February 15 and August 15

•	Regular record dates for interest: February 1 and August 1

•	Redemption: see “—Optional Redemption”

3.550% Senior Notes due 2026

•	Title of the notes: 3.550% Senior Notes due 2026

•	Total principal amount being issued: Up to $457,790,000

•	Maturity date: October 1, 2026

•	Interest rate: 3.550%

•	Interest payment dates: April 1 and October 1

•	Regular record dates for interest: March 15 and September 15

•	Redemption: see “—Optional Redemption”

3.750% Senior Notes due 2028

•	Title of the notes: 3.750% Senior Notes due 2028

•	Total principal amount being issued: Up to $427,239,000

•	Maturity date: March 1, 2028

•	Interest rate: 3.750%

•	Interest payment dates: March 1 and September 1

•	Regular record dates for interest: February 15 and August 15

•	Redemption: see “—Optional Redemption”

3.150% Senior Notes due 2029

•	Title of the notes: 3.150% Senior Notes due 2029

•	Total principal amount being issued: Up to $570,040,000

•	Maturity date: December 15, 2029

•	Interest rate: 3.150%

•	Interest payment dates: June 15 and December 15

•	Regular record dates for interest: June 1 and December 1

•	Redemption: see “—Optional Redemption”

4.680% Senior Notes due 2045

•	Title of the notes: 4.680% Senior Notes due 2045

•	Total principal amount being issued: Up to $441,900,000

•	Maturity date: February 15, 2045

•	Interest rate: 4.680%

•	Interest payment dates: February 15 and August 15

•	Regular record dates for interest: February 1 and August 1

•	Redemption: see “—Optional Redemption”

4.900% Senior Notes due 2046

•	Title of the notes: 4.900% Senior Notes due 2046

•	Total principal amount being issued: Up to $605,161,000

•	Maturity date: October 1, 2046

•	Interest rate: 4.900%

•	Interest payment dates: April 1 and October 1

•	Regular record dates for interest: March 15 and September 15

•	Redemption: see “—Optional Redemption”

Interest on each series of Exchange Notes will accrue from the last interest payment date on which interest was paid on the Original Notes surrendered in exchange therefor. The holders of the Original Notes that are accepted for exchange will be deemed to have waived the right to receive payment of accrued interest on those Original Notes from the last interest payment date on which interest was paid on such Original Notes to the date of issuance of the Exchange Notes. Interest on the Original Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

If any interest payment date, maturity date or redemption date for any series of Exchange Notes falls on a day that is not a business day, the payment will be made on the next business day, and no interest will accrue on that payment for the period from and after such interest payment date, maturity date or redemption date until such following business day. Interest on each series of Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Interest payable on any interest payment date or redemption date or on the maturity date of any series of Exchange Notes will be the amount of interest accrued from, and including, the immediately preceding interest payment date in respect of which interest has been paid or duly provided for on such series of Exchange Notes (or, if no interest has been paid or duly provided for on such series of Exchange Notes, from and including the most recent interest payment date of the corresponding series of Original Notes) to, but not including, such interest payment date, redemption date or maturity date, as the case may be.

The Exchange Notes will not be listed on any securities exchange or included in any automated quotation system.

Guarantee

Phillips 66 will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of and any premium and interest on the Exchange Notes when and as the payment becomes due and payable, whether at maturity or otherwise. The guarantee will provide that in the event of a default in the payment of principal of or any premium or interest on any of the Exchange Notes, the holder of that Exchange Note or the Trustee may institute legal proceedings directly against Phillips 66 to enforce the guarantee without first proceeding against Phillips 66 Company. The guarantee will rank equally with all of Phillips 66’s other unsecured and unsubordinated debt from time to time outstanding. The obligations of Phillips 66 under its guarantee will be limited to the maximum amount as will result in the obligations of Phillips 66 under its guarantee not constituting a fraudulent transfer or conveyance.

Optional Redemption

Prior to the Applicable Par Call Date, Phillips 66 Company may redeem the Exchange Notes of any series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Exchange Notes matured on the Applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus for each series of Exchange Notes, the Applicable Make-whole Spread, in each case less (b) interest accrued to the date of redemption, and

•	100% of the principal amount of the Exchange Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Applicable Par Call Date, Phillips 66 Company may redeem the Exchange Notes of any series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Exchange Notes of such series being redeemed plus accrued and unpaid interest thereon to the redemption date.

For purposes of the foregoing discussion of optional redemption, the following definitions are applicable:

“Applicable Make-whole Spread” means, for the following series of Exchange Notes, the number of basis points set forth opposite such series in the table below:

Title of Series	Make-whole Spread
2.450% Senior Notes due 2024	20 bps
3.605% Senior Notes due 2025	25 bps
3.550% Senior Notes due 2026	30 bps
3.750% Senior Notes due 2028	25 bps
3.150% Senior Notes due 2029	30 bps
4.680% Senior Notes due 2045	30 bps
4.900% Senior Notes due 2046	40 bps

“Applicable Par Call Date” means, for the following series of Exchange Notes, the date set forth opposite such series in the table below:

Title of Series	Par Call Date
2.450% Senior Notes due 2024	November 15, 2024
3.605% Senior Notes due 2025	November 15, 2024
3.550% Senior Notes due 2026	July 1, 2026
3.750% Senior Notes due 2028	December 1, 2027
3.150% Senior Notes due 2029	September 15, 2029
4.680% Senior Notes due 2045	August 15, 2044
4.900% Senior Notes due 2046	April 1, 2046

“Business Day” means, any day that is not a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York; Houston, Texas or a Place of Payment (as defined in the Indenture) are authorized or obligated by law, regulation or executive order to remain closed.

“Treasury Rate” means, with respect to any redemption date, the yield determined by Phillips 66 Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Phillips 66 Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the applicable redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, Phillips 66 Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the applicable redemption date to the Applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the applicable redemption date.

If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, Phillips 66 Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the Applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Applicable Par Call Date, one with a maturity date preceding the Applicable Par Call Date and one with a maturity date following the Applicable Par Call Date, Phillips 66 Company shall select the United States Treasury security with a maturity date preceding the Applicable Par Call Date. If there are two or more United States Treasury securities maturing on the Applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Phillips 66 Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Phillips 66 Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Exchange Notes to be redeemed.

In the case of a partial redemption, selection of the Exchange Notes for redemption will be made on a pro rata basis or, in the case of global notes, in accordance with the depositary’s procedures. No Exchange Notes of a principal amount of $2,000 or less will be redeemed in part. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to the Exchange Note will state the portion of the principal amount of the Exchange Note to be redeemed. A new Exchange Note in a principal amount equal to the unredeemed portion of the Exchange Note will be issued in the name of the holder of the Exchange Note upon surrender for cancellation of the original Exchange Note. For so long as the Exchange Notes are held by DTC, the redemption of the Exchange Notes shall be done in accordance with the policies and procedures of the depositary.

Unless Phillips 66 Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Exchange Notes or portions thereof called for redemption.

Ranking

The Exchange Notes will constitute senior unsecured debt of Phillips 66 Company and will rank equally with Phillips 66 Company’s other senior unsecured debt from time to time outstanding; senior to its subordinated debt from time to time outstanding; and effectively junior to its secured debt (to the extent of the collateral securing such debt) and to all debt and other liabilities of its subsidiaries, from time to time outstanding. Phillips 66’s guarantee of the Exchange Notes will rank equally with all of its other unsecured and unsubordinated debt from time to time outstanding; senior to its subordinated debt from time to time outstanding; and effectively junior to its secured debt (to the extent of the collateral securing such debt) and to all debt and other liabilities of its subsidiaries, other than Phillips 66 Company, from time to time outstanding.

As of December 31, 2022, Phillips 66 had $8.8 billion of senior unsecured notes outstanding guaranteed by Phillips 66 Company, and such notes and guarantees would have ranked equally in right of payment with the Exchange Notes and the related guarantees. Phillips 66 Company also has a $5 billion revolving credit facility which may be used for direct bank borrowings, as support for issuances of letters of credit, and as support for Phillips 66’s commercial paper program. Phillips 66 is the guarantor under the facility. At December 31, 2022, no borrowings were outstanding under the facility. For additional information regarding our indebtedness, please see Note 14—Debt, in the Notes to Consolidated Financial Statements in Item 8 of the 2022 Annual Report on Form 10-K.

Consolidation, Merger and Sale of Assets

The Indenture generally permits a consolidation or merger involving Phillips 66 or Phillips 66 Company. It also permits Phillips 66 or Phillips 66 Company to lease, transfer or dispose of all or substantially all of its assets. Each of Phillips 66 and Phillips 66 Company has agreed, however, that it will not consolidate with or merge into any entity (other than Phillips 66 or Phillips 66 Company, as applicable) or lease, transfer or dispose of all or substantially all of its assets to any entity (other than Phillips 66 or Phillips 66 Company, as applicable) unless:

•	it is the continuing corporation; or

•

if it is not the continuing corporation, the resulting entity or transferee is organized and existing under the laws of any United States jurisdiction and assumes the performance of its covenants and obligations under the Indenture and, in the case of Phillips 66 Company, the due and punctual payments on the Exchange Notes or, in the case of Phillips 66, the performance of the related guarantees;

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing or would result from the transaction; and

•

Phillips 66 or Phillips 66 Company delivers an officers’ certificate and opinion of counsel to the Trustee stating that such consolidation, merger or sale of assets and any supplemental indentures comply with the Indenture and all conditions precedent set forth in the Indenture have been complied with and such supplemental indenture (if any) is the legal, valid and binding obligation of Phillips 66 and Phillips 66 Company.

Upon any such consolidation, merger or asset lease, transfer or disposition involving Phillips 66 or Phillips 66 Company, the resulting entity or transferee will be substituted for Phillips 66 or Phillips 66 Company, as applicable, under the Indenture and the Exchange Notes. In the case of an asset transfer or disposition other than a lease, Phillips 66 or Phillips 66 Company, as applicable, will be released from the Indenture.

Limitation on Liens

Phillips 66 has agreed that it and its Principal Domestic Subsidiaries will issue, assume or guarantee Debt for borrowed money secured by a lien upon a Principal Property or shares of stock or Debt of any Principal Domestic Subsidiary only if the Exchange Notes are secured equally and ratably with or prior to the Debt secured by that lien. If the Exchange Notes are so secured, Phillips 66 has the option to secure any of its and its Subsidiaries’ other Debt or obligations equally and ratably with or prior to the Debt secured by the lien and, accordingly, equally and ratably with the Exchange Notes. This covenant has exceptions that permit:

(a)	liens existing on the date Phillips 66 Company first issues the Exchange Notes;

(b)

liens on the property, assets, stock, equity or Debt of any entity existing at the time Phillips 66 or a Subsidiary acquires that entity or its property or at the time the entity becomes a Subsidiary or a Principal Domestic Subsidiary or at the time such entity is merged into or consolidated with Phillips 66 or any Subsidiary or at the time of a sale, lease or other disposition of the properties of an entity (or a division thereof) as an entirety or substantially as an entirety to Phillips 66 or a Subsidiary;

(c)	liens on assets either:

•	existing at the time of acquisition of the assets,

•	securing all or any portion of the cost of acquiring, constructing, improving, developing or expanding such assets, or

•

securing Debt incurred prior to, at the time of, or within 24 months after, the later of the acquisition, the completion of construction, improvement, development or expansion or the commencement of commercial operation of such assets, for the purpose (in the case of this bullet point) of either financing all or any part of the purchase price of such assets or financing all or any part of the cost of construction, improvement, development or expansion of any such assets;

(d)	liens in favor of Phillips 66 or any Subsidiary;

(e)

liens securing industrial development, pollution control or other revenue bonds issued or guaranteed by the United States of America, or any State, or any department, agency, instrumentality or political subdivision of either;

(f)	liens on personal property, other than shares of stock or Debt of any Principal Domestic Subsidiary, securing loans maturing not more than one year from the date of the creation thereof;

(g)

statutory liens or landlords’, carriers’, warehousemans’, mechanics’, suppliers’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings; and

(a)	any extensions, substitutions, replacements or renewals of the above-described liens or any Debt secured by these liens provided that:

•	such new lien shall be limited to all or part of the same property that secured the original lien, plus improvements on such property, and

•

the principal amount of Debt secured by the new lien and not otherwise authorized by items (a) through (g) above or otherwise permitted does not materially exceed the principal amount of Debt so secured plus any premium or fee payable in connection with any such extension, substitution, replacement or renewal.

In addition, without securing the Exchange Notes as described above, Phillips 66 and its Principal Domestic Subsidiaries may issue, assume or guarantee Debt that this covenant would otherwise restrict in a total principal amount that, when added to all other outstanding Debt of Phillips 66 and its Principal Domestic Subsidiaries that this covenant would otherwise restrict and the total amount of Attributable Debt deemed outstanding for Sale/Leaseback Transactions, does not at any one time exceed a “basket” equal to 15% of Consolidated Adjusted Net Assets. When calculating this total principal amount, we exclude from the calculation Attributable Debt from Sale/Leaseback Transactions in connection with which Phillips 66 or a Subsidiary has purchased property or retired or defeased Debt as described in clause (b) below under “Limitation on Sale/Leaseback Transactions.”

The following type of transaction does not create “Debt” secured by “liens” within the meaning of this covenant: the mortgage or pledge of any property of Phillips 66 or any Subsidiary in favor of the United States or any State, or any department, agency, instrumentality or political subdivision of either, to secure partial, progress, advance or other payments pursuant to the provisions of any contract or statute.

Limitation on Sale/Leaseback Transactions

Phillips 66 has agreed that it and any of its Principal Domestic Subsidiaries will enter into a Sale/Leaseback Transaction with any Person (other than Phillips 66 or a Subsidiary) only if at least one of the following applies:

(a)

Phillips 66 or that Principal Domestic Subsidiary could incur Debt in a principal amount equal to the Attributable Debt for that Sale/Leaseback Transaction and, without violating the “Limitation on Liens” covenant, could secure that Debt by a lien on the property to be leased without equally and ratably securing the Exchange Notes and any other debt securities issued under the Indenture.

(b)

Within a period commencing 12 months prior to the consummation of such Sale/Leaseback Transaction and ending 12 months after the consummation thereof, Phillips 66 or any Subsidiary shall have applied an amount equal to all or a portion of the net proceeds of such Sale/Leaseback Transaction either:

•	to the voluntary defeasance or retirement of any of the Exchange Notes or any other debt securities issued under the Indenture or any Funded Debt, or

•	to the acquisition, construction, improvement or expansion of one or more Principal Properties.

To the extent that any net proceeds are not applied for the purposes described in (b), such proceeds will be subject to the limitation described in (a). For purposes of these calculations, the net proceeds of the Sale/Leaseback Transaction means the net proceeds of the sale or transfer of the property leased in the Sale/Leaseback Transaction (or, if greater, the fair value of that property at the time of the Sale/Leaseback Transaction as determined by Phillips 66’s board of directors).

Glossary

“Attributable Debt” means the present value of the rental payments during the remaining term of the lease included in the Sale/Leaseback Transaction. To determine that present value, we use a discount rate equal to the lease rate of the Sale/Leaseback Transaction. For these purposes, rental payments do not include any amounts required to be paid for taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights. In the case of any lease that the lessee may terminate by paying a penalty, if the net amount (including payment of the penalty) would be reduced if the lessee terminated the lease on the first date that it could be terminated, then this lower net amount will be used.

“Consolidated Adjusted Net Assets” means the total amount of assets of Phillips 66 and its consolidated subsidiaries less:

•

all current liabilities (excluding the amount of those liabilities that are by their terms extendable or renewable at Phillips 66’s option to a date more than 12 months after the date of calculation and excluding current maturities of long-term debt); and

•	total prepaid expenses and deferred charges.

Phillips 66 will calculate its Consolidated Adjusted Net Assets based on its most recent quarterly balance sheet.

“Debt” means all notes, bonds, debentures or other similar evidences of debt for money borrowed.

“Funded Debt” means all Debt (including Debt incurred under any revolving credit, letter of credit or working capital facility) that matures on or is renewable to a date more than one year after the date the Debt is originally incurred.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization, or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Principal Domestic Subsidiary” means any Subsidiary (1) that has substantially all its assets in the United States, (2) that owns a Principal Property and (3) in which Phillips 66’s capital investment, together with the outstanding balance of any intercompany loans to that Subsidiary and any debt of that Subsidiary guaranteed by Phillips 66 or any other Subsidiary, exceeds $100 million. Phillips 66 Company is a Principal Domestic Subsidiary of Phillips 66.

“Principal Property” means any refinery or manufacturing plant located in the United States, in each case owned by Phillips 66 or a Subsidiary. This term excludes any refinery or plant that in the opinion of Phillips 66’s board of directors is not of material importance to the total business conducted by Phillips 66 and its consolidated subsidiaries. This term also excludes any transportation or marketing facilities or assets.

“Sale/Leaseback Transaction” means any arrangement with any Person under which Phillips 66 or a Subsidiary leases any Principal Property that Phillips 66 or that Subsidiary has sold or transferred or will sell or transfer to that Person. This term excludes the following:

•	temporary leases for a term, including renewals at the option of the lessee, of not more than three years;

•	intercompany leases;

•

leases of a Principal Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property; and

•	arrangements under any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Subsidiary” means an entity at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by Phillips 66 or by one or more other Subsidiaries, or by Phillips 66 and one or more other Subsidiaries.

Reports

If Phillips 66 or Phillips 66 Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, Phillips 66 or Phillips 66 Company, as the case may be, shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual and quarterly reports and the information, documents and other reports (or such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that Phillips 66 or Phillips 66 Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Phillips 66 and Phillips 66 Company shall also comply with the provisions of the Trust Indenture Act Section 314(a). Delivery of such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt thereof will not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the compliance of Phillips 66 Company with any of its covenants under the Indenture (as to which the Trustee is entitled to rely exclusively on an officers’ certificate). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, Phillips 66’s or Phillips 66 Company’s compliance with the covenants in the Indenture with respect to the filing of such reports and such information, documents and other reports with the SEC.

If neither Phillips 66 or Phillips 66 Company is subject to the requirements of Section 13 or 15(d) of the Exchange Act, Phillips 66 or Phillips 66 Company will furnish to all holders of the Exchange Notes and prospective purchasers of Exchange Notes designated by the holders of the Exchange Notes, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

Events of Default

The following are events of default with respect to any series of Exchange Notes:

•	failure to pay interest on that series of Exchange Notes for 30 days when due;

•	failure to pay principal of or any premium on that series of Exchange Notes when due;

•	failure to pay any sinking fund payment for 30 days when due;

•

failure to comply with any covenant or agreement in that series of Exchange Notes or the Indenture (other than an agreement or covenant that has been included in the Indenture solely for the benefit of other series of Exchange Notes) for 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the outstanding Exchange Notes that are affected by that failure; and

•	specified events involving bankruptcy, insolvency or reorganization of Phillips 66 and Phillips 66 Company.

A default under one series of Exchange Notes will not necessarily be a default under another series. The Trustee may withhold notice to the holders of Exchange Notes of any default or event of default (except in any payment on the Exchange Notes) if the Trustee in good faith considers it in the interest of the holders of the Exchange Notes to do so.

If an event of default for any series of Exchange Notes occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. If an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs, the principal of and interest on all the Exchange Notes will become immediately due and payable without any action on the part of the Trustee or any holder. The holders of a majority in principal amount of the Exchange Notes of the series affected by the default may in some cases rescind this accelerated payment requirement.

A holder of an Exchange Note may pursue any remedy under the Indenture only if:

•	the holder gives the Trustee written notice of a continuing event of default with respect to that series;

•	the holders of at least 25% in principal amount of the outstanding Exchange Notes of that series make a written request to the Trustee to pursue the remedy;

•	the holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

•	the Trustee does not comply with the request within 60 days after receipt of the request and offer of indemnity; and

•	during that 60-day period, the holders of a majority in principal amount of the Exchange Notes of that series do not give the Trustee a direction inconsistent with the request.

The Trustee may refuse to exercise any rights or powers unless it receives indemnity satisfactory to it against any cost, liability or expense. This provision does not, however, affect the right of a holder of an Exchange Note to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding Exchange Notes of a series (or of all debt securities issued under the Indenture that are affected, voting as one class) may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the Trustee; and

•	exercising any trust or power conferred on the Trustee relating to or arising as a result of an event of default.

The Indenture requires Phillips 66 and Phillips 66 Company to file each year with the Trustee a written statement as to their compliance with the covenants contained in the Indenture.

Modification of the Indenture

The Indenture may be amended or supplemented with respect to the Exchange Notes of any series if the holders of a majority in principal amount of the series that are affected by the amendment or supplement consent to it. Without the consent of the holder of each Exchange Note affected, however, no modification may:

•	reduce the amount of Exchange Notes whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on the Exchange Note;

•	reduce the principal of the Exchange Note or change its stated maturity;

•	reduce any premium payable on the redemption of the Exchange Note or change the time at which the Exchange Note may be redeemed;

•	make payments on the Exchange Note payable in currency other than as originally stated in the Exchange Note;

•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the Exchange Note;

•

make any change in the percentage of principal amount of Exchange Notes of any series necessary to waive compliance with certain provisions of the Indenture applicable to such series or to make any change in the provision related to modification; or

•	waive a continuing default or event of default regarding any payment on the Exchange Notes.

The Indenture may be amended or supplemented or any provision may be waived without the consent of any holders of Exchange Notes in certain circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of the obligations under the Indenture by a successor upon any merger, consolidation or asset transfer permitted under the Indenture;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for the issuance of bearer debt securities (with or without coupons);

•	to provide any security for, any guarantees of or any additional obligors on any series of Exchange Notes;

•	to comply with any requirement to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

•	to add covenants that would benefit the holders of any series of Exchange Notes or to surrender any rights Phillips 66 or Phillips 66 Company has under the Indenture;

•	to add events of default with respect to any series of Exchange Notes; and

•	to make any change that does not adversely affect any outstanding debt securities of any series issued under the Indenture in any material respect.

The holders of a majority in principal amount of the outstanding Exchange Notes of any series may waive any existing or past default or event of default with respect to such series of Exchange Notes. Those holders may not, however, waive any default or event of default in any payment on any Exchange Notes or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Discharge, Defeasance and Covenant Defeasance

Discharge. Phillips 66 Company and Phillips 66 may be discharged from their obligations under the Indenture with respect to one or more series of Exchange Notes when:

•

all outstanding Exchange Notes of such series theretofore authenticated and issued (other than destroyed, lost or stolen Exchange Notes that have been replaced or paid) have been delivered to the Trustee for cancellation; or

•

all outstanding Exchange Notes of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Phillips 66 Company, and, in the case of clause (i), (ii) or (iii) above, Phillips 66 or Phillips 66 Company has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) government obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof, which will be sufficient without consideration of any investment of interest, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Exchange Notes of such series for principal and interest to the date of such deposit (in the case of Exchange Notes that have become due and payable) or for principal, premium, if any, and interest to the stated maturity or redemption date, as the case may be.

Phillips 66 Company will be required to deliver to the Trustee an officer’s certificate stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Exchange Notes of such series have been complied with, together with an opinion of counsel to the same effect.

Defeasance. When we use the term defeasance, we mean discharge from some or all of the obligations of Phillips 66 Company and Phillips 66 under the Indenture. If any combination of funds or government securities are deposited with the Trustee sufficient to make payments on a series of the Exchange Notes on the dates those payments are due and payable, then, at Phillips 66 Company’s option, either of the following will occur:

•	Phillips 66 Company and Phillips 66 will be discharged from their obligations with respect to the Exchange Notes of that series and the related guarantees (“legal defeasance”); or

•

Phillips 66 Company and Phillips 66 will no longer have any obligation to comply with the restrictive covenants, the merger covenant and other specified covenants under the Indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of Exchange Notes is defeased, the holders of the series affected will not be entitled to the benefits of the Indenture, except for obligations to register the transfer or exchange of Exchange Notes, replace stolen, lost or mutilated Exchange Notes or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of Phillips 66 Company to pay principal, premium and interest on the Exchange Notes and Phillips 66’s guarantees of the payments will also survive.

Phillips 66 Company will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of Exchange Notes to recognize income, gain or loss for U.S. federal income tax purposes. If Phillips 66 Company elects legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

Trustee

U.S. Bank Trust Company, National Association is the trustee under the Indenture. U.S. Bank Trust Company, National Association and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of Phillips 66 or its subsidiaries or affiliates.

If an event of default occurs under the Indenture and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The Trustee will become obligated to exercise any of its powers under the Indenture at the request of any of the holders of the Exchange Notes issued under the Indenture only after those holders have offered the Trustee indemnity satisfactory to it.

The Indenture contains limitations on the right of the Trustee, if it becomes a creditor of Phillips 66 or Phillips 66 Company, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with Phillips 66 and Phillips 66 Company. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the Indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Paying Agents and Transfer Agents

The Trustee will be appointed as paying agent and transfer agent for the Exchange Notes. Payments on the Exchange Notes will be made in U.S. dollars at the office of the Trustee and any paying agent. At Phillips 66 Company’s option, however, payments may be made by wire transfer for Exchange Notes held in book-entry form or by wire transfer or by check mailed to the address of the person entitled to the payment as it appears in the security register.

Other

Phillips 66 Company will make all payments on the Exchange Notes without withholding or deducting any taxes or other governmental charges imposed by a United States jurisdiction, unless it is required to do so by applicable law. A holder of the Exchange Notes, however, may be subject to U.S. federal income taxes in respect of the Exchange Notes, and taxes may be withheld on certain payments on the Exchange Notes, generally in the same manner as applied to such holder’s ownership of the Original Notes. If Phillips 66 Company is required to withhold taxes, it will not pay any additional, or gross up, amounts with respect to the withholding or deduction.

Phillips 66 Company may at any time purchase Exchange Notes on the open market or otherwise at any price. Phillips 66 Company will surrender all Exchange Notes that it redeems or purchases to the Trustee for cancellation. Phillips 66 Company may not reissue or resell any of these Exchange Notes.

Governing Law

The Indenture and the Original Notes are, and the Exchange Notes will be, governed by and construed in accordance with the law of the State of New York.

Book-Entry Delivery and Form

Except as set forth below, the Exchange Notes will be issued in registered, global form, which we may also refer to as the “Global Notes.”

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through Euroclear and Clearstream (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants. Any notices required to be given to the holders while the Exchange Notes are global securities will be given only to DTC.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not be entitled to have Exchange Notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, Phillips 66 Company, Phillips 66 and the Trustee will treat the persons in whose names the Exchange Notes, including the Global Notes, are registered as the owners of the Exchange Notes for the purpose of receiving payments and for all other purposes. Consequently, none of Phillips 66 Company, Phillips 66, the Trustee or any agent of any of them has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee, Phillips 66 Company or Phillips 66. None of Phillips 66 Company, Phillips 66 or the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Exchange Notes, and Phillips 66 Company, Phillips 66 and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream. DTC has advised us that it will take any action permitted to be taken by a Holder of Exchange Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such Exchange Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Phillips 66 Company, Phillips 66 or the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

(1)

DTC (a) notifies Phillips 66 Company that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event Phillips 66 Company fails to appoint a successor depositary within 90 days;

(2)	there has occurred and is continuing an Event of Default and DTC notifies the Trustee of its decision to exchange the Global Note for Certificated Notes; or

(3)	Phillips 66 Company determines not to have the Exchange Notes represented by a Global Note.

Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the Indenture, including if an affiliate of ours acquires such interests. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note.

Same-Day Settlement and Payment

Phillips 66 Company will make payments in respect of the Exchange Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Phillips 66 Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Exchange Notes represented by the Global Notes are expected to be eligible to trade in DTC’s same-day funds settlement system, and any permitted secondary market trading activity in such Exchange Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes that were acquired by such broker-dealer as a result of market-making or other trading activities. Phillips 66 Company and Phillips 66 have agreed that, for a period of up to 180 days after the Expiration Date of the Exchange Offers, if requested by one or more such broker-dealers, Phillips 66 Company and Phillips 66 will amend or supplement this prospectus in order to expedite or facilitate the disposition of any Exchange Notes by any such broker-dealers.

Phillips 66 Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offers, and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the Expiration Date of the Exchange Offers, Phillips 66 Company and Phillips 66 will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. Phillips 66 Company has agreed to pay certain expenses incident to the Exchange Offers (including the expenses of one counsel for the holders of the Exchange Notes) other than commissions or concessions of any brokers or dealers, and Phillips 66 Company and Phillips 66 will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities pursuant to the Registration Rights Agreement, including liabilities under the Securities Act.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain material U.S. federal income tax considerations relating to the exchange of Original Notes for Exchange Notes in the Exchange Offers. It does not purport to contain a complete analysis of all the potential tax considerations relating to the Exchange Offers. This summary is limited to holders of Original Notes who hold the Original Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion is based upon the Code, the Treasury Regulations promulgated thereunder, judicial authorities and published positions of the Internal Revenue Service (the “IRS”), all as currently in effect, and all of which are subject to change or differing interpretations possibly with retroactive effect, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth herein.

This summary is provided for general information purposes only and does not purport to address all of the U.S. federal income tax consequences and considerations that may be relevant to a particular holder in light of such holder’s particular facts and circumstances. Additionally, it does not apply to holders that are subject to special treatment under U.S. federal income tax laws, such as, for example, banks or other financial institutions, insurance companies, regulated investment companies, real estate investment trusts or mutual funds, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, U.S. persons (as defined under the Code) having a “functional currency” other than the U.S. dollar, tax-exempt organizations; dealers in securities or currencies, entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (or investors therein), subchapter S corporations, retirement plans, individual retirement accounts or other tax-deferred accounts, traders in securities that elect to use a mark to market method of accounting, “controlled foreign corporations,” “passive foreign investment companies,” or holders that hold Original Notes as part of a straddle, hedge, constructive sale, conversion transaction or other integrated or risk reduction transaction. Finally, this summary does not address any tax consequences under U.S. federal tax laws other than those pertaining to income tax, and also does address any considerations under any state, local or foreign tax laws.

Phillips 66 Company has not sought, and will not obtain, an IRS ruling on any U.S. federal income tax consequences relating to the Exchange Offers. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to conclusions expressed below.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Original Notes, the tax treatment of a person treated as a partner in such partnership for U.S. federal income tax purposes generally will depend upon the status of the partner and the activities of the partnership. Such partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the exchange to them.

Consequences of Tendering Original Notes for Exchange Notes

The exchange of Original Notes for Exchange Notes in the Exchange Offers will not constitute a taxable transaction for U.S. federal income tax purposes. Accordingly, you will not recognize gain or loss upon the exchange of Original Notes for Exchange Notes. Furthermore, your adjusted tax basis in the Exchange Notes will be the same as your adjusted tax basis in the Original Notes surrendered in exchange therefor immediately before the exchange, and your holding period in the Exchange Notes will include your holding period for the Original Notes exchanged. You are urged to consult with your own tax advisor as to all of the tax consequences to you of the exchange of Original Notes for Exchange Notes in light of your particular facts and circumstances, including the applicability and effect of any U.S. federal, state, local, foreign or other tax laws.

VALIDITY OF THE SECURITIES

The validity of the offered securities will be passed upon for us by Bracewell LLP, Houston, Texas, our outside counsel.

EXPERTS

The consolidated financial statements of Phillips 66 appearing in Phillips 66’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Phillips 66’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference, which as to the year ended December 31, 2022, are based in part on the report of Deloitte & Touche LLP, independent registered public accounting firm. The financial statements of DCP Midstream, LP and its consolidated subsidiaries (consolidated with the financial statements of Phillips 66, but not presented separately within the Phillips 66 Annual Report on Form 10-K) as of and for the period ended December 31, 2022, have been audited by Deloitte & Touche LLP, as stated in their report, which is incorporated herein by reference. The consolidated financial statements of Phillips 66, referred to above, are incorporated herein by reference in reliance upon the respective reports given upon the authority of such firms as experts in accounting and auditing.

PHILLIPS 66 COMPANY

PROSPECTUS

                , 2023

Offers to Exchange

up to $276,764,000 aggregate principal amount of new 2.450% Senior Notes due 2024 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 2.450% Senior Notes due 2024 originally issued May 5, 2022,

up to $440,510,000 aggregate principal amount of new 3.605% Senior Notes due 2025 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 3.605% Senior Notes due 2025 originally issued May 5, 2022,

up to $457,790,000 aggregate principal amount of new 3.550% Senior Notes due 2026 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 3.550% Senior Notes due 2026 originally issued May 5, 2022,

up to $427,239,000 aggregate principal amount of new 3.750% Senior Notes due 2028 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 3.750% Senior Notes due 2028 originally issued May 5, 2022,

up to $570,040,000 aggregate principal amount of new 3.150% Senior Notes due 2029 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 3.150% Senior Notes due 2029 originally issued May 5, 2022,

up to $441,900,000 aggregate principal amount of new 4.680% Senior Notes due 2045 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 4.680% Senior Notes due 2045 originally issued May 5, 2022, and up to $605,161,000 aggregate principal amount of new 4.900% Senior Notes due 2046 registered under the Securities Act of 1933, as amended,

for any and all outstanding unregistered 4.900% Senior Notes due 2046 originally issued May 5, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation provides that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation on liability is not permitted under the DGCL, as now in effect or as amended. The certificate of incorporation of Phillips 66 Company has similar provisions with respect to its directors.

Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights that may be granted by Phillips 66’s Certificate of Incorporation or By-Laws, a vote of stockholders or disinterested directors, agreement or otherwise.

Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

Phillips 66’s Certificate of Incorporation and By-Laws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, Phillips 66 will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was a director or officer of Phillips 66, or by reason of the fact that Phillips 66’s director or officer is or was serving, at Phillips 66’s request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us.

Phillips 66 will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in Phillips 66’s best interests and, with respect to any criminal proceeding, had no reason to believe their conduct was unlawful. A similar standard will be applicable in the case of derivative actions, except that indemnification will only extend to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and court approval will be required before there can be any indemnification where the person seeking indemnification has been found liable to us. Any amendment of this provision will not reduce Phillips 66’s indemnification obligations relating to actions taken before an amendment. Phillips 66 Company’s By-Laws have similar provisions.

We maintain insurance policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. The insurance provides coverage, subject to its terms and conditions, if Phillips 66 or Phillips 66 Company is unable (e.g., due to bankruptcy) or unwilling to indemnify the directors and officers for a covered wrongful act.

Item 21.	Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit No.		Description

3.1	—	Amended and Restated Certificate of Incorporation of Phillips 66 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 1, 2012).

3.2	—	Amended and Restated By-Laws of Phillips 66 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on December 9, 2022).

3.3	—	Certificate of Incorporation of Phillips 66 Company.

3.4	—	Certificate of Amendment to Certificate of Incorporation of Phillips 66 Company.

3.5	—	By-Laws of Phillips 66 Company.

4.1	—	Indenture, dated as of May 5, 2022, among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and U.S. Bank Trust Company, National Association, as trustee, in respect of senior debt securities of Phillips 66 Company (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 5, 2022; SEC File No. 001-35349).

4.2	—	Form of the terms of the 2.450% Senior Notes due 2024, including the form of the 2.450% Senior Notes due 2024 (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 5, 2022; SEC File No. 001-35349).

4.3	—	Form of the terms of the 3.605% Senior Notes due 2025, including the form of the 3.605% Senior Note due 2025 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 5, 2022; SEC File No. 001-35349).

4.4	—	Form of the terms of the 3.550% Senior Notes due 2026, including the form of the 3.550% Senior Note due 2026 (incorporated by reference to Exhibit 4.4 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 5, 2022; SEC File No. 001-35349).

4.5	—	Form of the terms of the 3.750% Senior Notes due 2028, including the form of the 3.750% Senior Note due 2028 (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 5, 2022; SEC File No. 001-35349).

4.6	—	Form of the terms of the 3.150% Senior Notes due 2029, including the form of the 3.150% Senior Note due 2029 (incorporated by reference to Exhibit 4.6 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 5, 2022; SEC File No. 001-35349).

4.7	—	Form of the terms of the 4.680% Senior Notes due 2045, including the form of the 4.680% Senior Note due 2045 (incorporated by reference to Exhibit 4.7 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 5, 2022; SEC File No. 001-35349).

4.8	—	Form of the terms of the 4.900% Senior Notes due 2046, including the form of the 4.900% Senior Note due 2046 (incorporated by reference to Exhibit 4.8 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 5, 2022; SEC File No. 001-35349).

4.9	—	Registration Rights Agreement, dated as of May 5, 2022, among Phillips 66 Company, as issuer, Phillips 66, as guarantor, and Barclays Capital Inc., J.P. Morgan Securities LLC and RBC Capital Markets, LLC, as dealer managers (incorporated by reference to Exhibit 4.9 to the Current Report on Form 8-K filed by Phillips 66 with the SEC on May 5, 2022; SEC File No. 001-35349).

5.1	—	Opinion of Bracewell LLP with respect to legality of the securities offered hereby.

23.1	—	Consent of Ernst & Young LLP.

23.2	—	Consent of Deloitte & Touche LLP.

23.3	—	Consent of Bracewell LLP (contained in Exhibit 5.1).

24.1	—	Powers of Attorney of directors and officers of Phillips 66 Company (included on the signature pages of the Registration Statement).

24.2	—	Powers of Attorney of directors and officers of Phillips 66 (included on the signature pages of the Registration Statement).

25.1	—	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as trustee under the Indenture.

107	—	Calculation of Filing Fee Table.

(b) Financial Statement Schedules are omitted because they are either not required, are not applicable or because equivalent information has been incorporated herein by reference or included in the financial statements, the notes thereto or elsewhere herein.

(c) There are no reports, opinions or appraisals included herein.

Item 22.	Undertakings

(a) Each undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by such undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 22, 2023.

Phillips 66 Company

By:	/s/ Kevin J. Mitchell
Kevin J. Mitchell Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Kevin J. Mitchell, Vanessa Allen Sutherland and Jenarae N. Garland, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Phillips 66 Company, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Phillips 66 Company to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark E. Lashier Mark E. Lashier	President and Chief Executive Officer (Principal executive officer)	February 22, 2023

/s/ Kevin J. Mitchell Kevin J. Mitchell	Executive Vice President and Chief Financial Officer (Principal financial officer)	February 22, 2023

/s/ J. Scott Pruitt J. Scott Pruitt	Vice President and Controller (Principal accounting officer)	February 22, 2023

/s/ Vanessa Allen Sutherland Vanessa Allen Sutherland	Director	February 22, 2023

/s/ Sam A. Farace, II Sam A. Farace, II	Director	February 22, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 22, 2023.

Phillips 66

By:	/s/ Kevin J. Mitchell
Kevin J. Mitchell Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Kevin J. Mitchell, Vanessa Allen Sutherland and Jenarae N. Garland, and each of them, severally, as his or her true and lawful attorney or attorneys-in-fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Phillips 66, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Phillips 66 to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark E. Lashier Mark E. Lashier	President and Chief Executive Officer, Director (Principal executive officer)	February 22, 2023

/s/ Kevin J. Mitchell Kevin J. Mitchell	Executive Vice President and Chief Financial Officer (Principal financial officer)	February 22, 2023

/s/ J. Scott Pruitt J. Scott Pruitt	Vice President and Controller (Principal accounting officer)	February 22, 2023

/s/ Gary K. Adams Gary K. Adams	Director	February 22, 2023

/s/ Julie L. Bushman Julie L. Bushman	Director	February 22, 2023

/s/ Lisa A. Davis Lisa A. Davis	Director	February 22, 2023

/s/ Greg C. Garland Greg C. Garland	Director	February 22, 2023

/s/ Gregory J. Hayes Gregory J. Hayes	Director	February 22, 2023

/s/ Charles M. Holley Charles M. Holley	Director	February 22, 2023

/s/ John E. Lowe John E. Lowe	Director	February 22, 2023

/s/ Denise L. Ramos Denise L. Ramos	Director	February 22, 2023

/s/ Denise R. Singleton Denise R. Singleton	Director	February 22, 2023

/s/ Douglas T. Terreson Douglas T. Terreson	Director	February 22, 2023

/s/ Glenn F. Tilton Glenn F. Tilton	Director	February 22, 2023

/s/ Marna C. Whittington Marna C. Whittington	Director	February 22, 2023